                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only (as permitted by Rule
                                         14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        The McGraw-Hill Companies, Inc.

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             (Name of Registrant as Specified In Its Certificate)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

    -----------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:

    -----------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    -----------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

    -----------------------------------------------------------------------
  (5)  Total fee paid:

    -----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

    -----------------------------------------------------------------------

  (2)  Form, Schedule or Registration Statement No.:

    -----------------------------------------------------------------------

  (3)  Filing Party:

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  (4)  Date Filed:

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    Notes:
    Reg. (S)240.14a-101.
    SEC 1913 (3-99)

                                    [GRAPHIC]

McGraw-Hill Companies                     1221 Avenue of the Americas
                                          New York, NY 10020-1095


                                                                 March 25, 2002
DEAR SHAREHOLDER:

On behalf of the Board of Directors and management, we cordially invite you to the Annual Meeting of Shareholders to be held Wednesday, April 24, 2002, at 11 A.M., at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095.

At the Annual Meeting, we are asking shareholders to vote for the election of directors, for the approval of the 2002 Stock Incentive Plan, and for the ratification of the appointment of independent auditors. These matters, together with one shareholder proposal which may be brought before the Meeting, are more fully described in the accompanying Notice of Meeting and Proxy Statement. Please read them carefully. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote FOR Items 1, 2 and 3, and a vote AGAINST Item 4 as set forth on the enclosed Proxy Card.

At the Annual Meeting, there will also be a report to shareholders regarding the operations of The McGraw-Hill Companies, Inc. In addition, time will be made available for shareholders to discuss the formal business items as well as to ask other questions about The McGraw-Hill Companies' operations.

It is important that your shares be voted at the Meeting in accordance with your preference whether or not you plan to attend in person. Please sign, date and return the enclosed Proxy Card in the prepaid envelope provided, or you may access the automated telephone voting feature or vote electronically via the Internet as described on your Proxy Card. Your cooperation in promptly voting will save your Corporation additional solicitation costs and is appreciated. If you do attend the Meeting and wish to vote in person, you may withdraw your Proxy at that time.

Sincerely,


/s/ HAROLD W. MCGRAW III
HAROLD W. MCGRAW III
Chairman of the Board, President and Chief Executive Officer

                                    [GRAPHIC]

McGraw-Hill Companies                     1221 Avenue of the Americas
                                          New York, NY 10020-1095


Notice of Annual Meeting of Shareholders
To Be Held April 24, 2002

To the Shareholders of The McGraw-Hill Companies, Inc.:

The Annual Meeting of Shareholders of The McGraw-Hill Companies, Inc. (the "Corporation") will be held at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095, Wednesday, April 24, 2002, at 11 A.M., for the purpose of considering and voting upon the following:

1. Election of three directors;

2. Approval of the 2002 Stock Incentive Plan;

3. Ratification of the appointment of independent auditors for 2002;

4. Shareholder proposal requesting shareholder vote on poison pills; and

5. Such other business as may properly come before the Meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement.

In accordance with the By-Laws and resolutions of the Board of Directors, only shareholders of record at the close of business on March 12, 2002 shall be entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors

SCOTT L. BENNETT
Senior Vice President, Associate General
Counsel and Secretary

New York, New York
March 25, 2002

--------------------------------------------------------------------------------
 Please sign and return the enclosed Proxy Card in the postage-paid envelope provided, or if you prefer, please follow the instructions on the enclosed Proxy Card for voting by telephone or via the Internet. You may access The McGraw-Hill Companies' Investor Relations Web site at www.mcgraw-hill.com/investor_relations for further
 Internet voting instructions, as well as to view the Proxy Statement and Annual Report.

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

The McGraw-Hill Companies, Inc.

Annual Meeting of Shareholders
To Be Held April 24, 2002

                                PROXY STATEMENT

To the Shareholders of The McGraw-Hill Companies, Inc.:

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The McGraw-Hill Companies, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held at 11 A.M. on April 24, 2002 (the "Meeting"), at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095, and at any adjournment thereof. A Notice of Meeting is attached hereto and a form of proxy is enclosed.

The Proxy

The persons named as proxies were selected by the Board of Directors of the Corporation and are officers of the Corporation.

Shareholders who do not expect to attend the Meeting in person are asked to vote in one of the following three manners: (a) by electronic voting via the Internet as described on the enclosed proxy card and as also described on the Corporation's Investor Relations Web site at www.mcgraw-hill.com/investor_relations; (b) by telephonic voting as described on the enclosed proxy card; or (c) by dating, signing and completing the enclosed proxy card and by returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. Any shareholder giving a proxy has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it or by filing a duly executed proxy bearing a later date.

When the proxies are properly voted in one of the manners described above, the shares they represent will be voted at the Meeting. If a shareholder participates in the Dividend Reinvestment Plan, any proxy given by such shareholder will also govern the voting of all shares held for the shareholder's account under the Dividend Reinvestment Plan, unless contrary instructions are received.

The cost of soliciting proxies will be borne by the Corporation. The Corporation will request banks and brokers to solicit their customers who have a beneficial interest in the Corporation's shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitations. In addition, officers and full-time employees of the Corporation may solicit proxies by telephone or personal interview. The Corporation has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. It is estimated the Corporation will pay Georgeson Shareholder Communications Inc. a fee of $21,000 for these services plus reimbursement for out-of-pocket expenses.

These proxy materials are being mailed to shareholders of the Corporation commencing on March 25, 2002. A copy of the 2001 Annual Report to Shareholders was mailed to shareholders on March 15, 2002.

Voting Securities

The outstanding securities of the Corporation on March 12, 2002 were 193,607,619 shares of Common Stock, par value $1 per share, and 1,328 shares of $1.20 Convertible Preference Stock, par value $10 per share. Each share of Common Stock and $1.20 Convertible Preference Stock is entitled to one vote at the Meeting.

Voting Procedures

Under the New York Business Corporation Law (the "BCL") and the Corporation's Restated Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and $1.20 Convertible Preference Stock is necessary to constitute a quorum of shareholders to take action at the Meeting. For these purposes, shares which are present, or represented by a proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Corporation's Restated Certificate of Incorporation: (A) the directors standing for election as set forth on page 3 must be elected by a plurality of the votes cast

(Proposal One); (B) the affirmative vote of the holders of a majority of the votes cast of Common Stock and $1.20 Convertible Preference Stock, voting together as a single class, is required to approve the 2002 Stock Incentive Plan, as described on pages 17 through 21 (Proposal Two); (C) the affirmative vote of the holders of a majority of the votes cast of Common Stock and $1.20 Convertible Preference Stock, voting together as a single class, is required to ratify the appointment of the auditors, as described on page 22 (Proposal Three); and (D) the affirmative vote of the holders of a majority of the votes cast of Common Stock and $1.20 Convertible Preference Stock, voting together as a single class, is required to approve the shareholder proposal set forth on pages 22 through 24 (Proposal Four). For voting purposes (as opposed to for purposes of establishing a quorum), abstentions and broker non-votes will have no effect in determining whether any item has been approved.

Votes at the Meeting will be tabulated by two inspectors of election appointed by the Board of Directors.



                        1. ELECTION OF THREE DIRECTORS

Under the Corporation's Restated Certificate of Incorporation, there are three classes of directors which are to be as equal in number as possible. Three directors, Vartan Gregorian, James H. Ross and Sidney Taurel, were elected in 2000 for three-year terms expiring at the 2003 Annual Meeting. None of these three incumbent directors is standing for re-election at the Meeting.

Four directors, Pedro Aspe, Robert P. McGraw, Lois Dickson Rice and Edward B. Rust, Jr., were elected in 2001 for three-year terms expiring at the 2004 Annual Meeting. None of these four incumbent directors is standing for re-election at the Meeting.

Two directors, Linda Koch Lorimer and Harold W. McGraw III, were elected in 1999 for three-year terms expiring at the 2002 Annual Meeting. In addition, Sir Winfried Bischoff was elected in 2000 for a two-year term expiring at the 2002 Annual Meeting. Accordingly, Ms. Lorimer and Messrs. Bischoff and Harold W. McGraw III are to be elected at the Meeting for three-year terms expiring at the 2005 Annual Meeting.

Harold W. McGraw, Jr., a director of the Corporation from 1954 to 1988, Chairman of the Board from 1976 to 1988, and Chief Executive Officer of the Corporation from 1975 to 1983, retired from the Board after the 1988 Annual Meeting pursuant to the Board's retirement age policy. However, in recognition of Mr. McGraw's past service and contributions to the Corporation and to assure his continued close association with the Board and the Corporation, the Board of Directors elected Mr. McGraw permanently to the position of Chairman Emeritus.

                    The Board of Directors' Recommendation

Unless otherwise specified by the shareholder, the Board of Directors intends the accompanying proxy to be voted FOR the election of the named three nominees as directors.

The Board of Directors does not contemplate that any nominee will be unable or unwilling to serve as a director. However, if that should occur, the individuals named as the proxies reserve the right to substitute another person as may be selected by the Board of Directors when voting at the Meeting.

Following is information about each of the three nominees for director who are being proposed for election at the Meeting and about each of the seven incumbent directors.

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Nominees for Election as Directors for Terms Expiring at the 2005 Annual Meeting


[PHOTO][PHOTO OF WINFRIED BISCHOFF]  Sir Winfried Bischoff (Sir Win), age 60, has been since 2000 Chairman of
                                     Citigroup Europe, which represents the European businesses of Citigroup, Inc., a global financial services firm. He is also a member of Citigroup, Inc.'s management committee. Sir Win was Chairman of Schroders plc, an international investment banking and asset management firm based in Great Britain, from 1995 to 2000.
                                     Prior to that, Sir Win was Chairman of J. Henry Schroder Co. (the London invest-
                                     ment bank of Schroders plc) from 1983 to 1995 and Group Chief Executive of
                                     Schroders plc from 1984 to 1995. He is Deputy Chairman of Cable and Wireless plc
                                     where he has been a director since 1991. Sir Win is a director of Eli Lilly and Com-
                                     pany, IFIL SpA (Italy), Land Securities plc, and Siemens Holdings plc. Sir Win has
                                     served as a director of the Corporation since 1999 and is a member of the Audit and
                                     Financial P-olicy Committees.-

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
[PHOTO][PHOTO OF LINDA KOCH LORIMER]  Linda Koch Lorimer, age 50, has been Vice President and Secretary of Yale Uni-
                                      versity since 1995, having returned to Yale as Secretary of the University in 1993.
                                      She was President of Randolph-Macon Woman's College from 1987 to 1993 and was Associate Provost of Yale University from 1983 to 1987. She is a director of
                                      Sprint Corporation. Ms. Lorimer also serves as Vice Chairman of the Board of the
                                      Community Foundation of Greater New Haven and is the former Chairman of the
                                      Board of the Association of American Colleges and Universities. Ms. Lorimer is a
                                      trustee of Yale-New Haven Hospital and Hollins University. Ms. Lorimer has served as a director of the Corporation since 1994 and is a member of the Compensation and Nominating and Corporate Governance Committees.

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
[PHOTO][PHOTO OF HAROLD W. MCGRAW III]  Harold W. McGraw III, age 53, has been Chairman of the Board of the Corporation since 2000 and President and Chief Executive Officer of the Corporation since 1998.
                                        Prior to that, Mr. McGraw had been President and Chief Operating Officer of the
                                        Corporation since 1993. He was Executive Vice President, Operations, of the
                                        Corporation from 1989 to 1993. Prior to that he was President of the McGraw-Hill
                                        Financial Services Company, President of the McGraw-Hill Publications Company,
                                        Publisher of McGraw-Hill's Aviation Week & Space Technology magazine and Vice
                                        President, Corporate Planning. Before joining the Corporation in 1980, he held sev-
                                        eral financial positions at the GTE Corporation. He is a member of the Business
                                        Roundtable and the Business Council, serves on the Boards of Hartley House (a
                                        New York City community settlement house), the National Actors Theatre, the Na-
                                        tional Academy Foundation, the National Council on Economic Education, the Whar-
                                        ton Graduate Executive Board, and is co-chair of Carnegie Hall's Corporate Fund.
                                        Mr. McGraw has served as a director of the Corporation since 1987 and is Chairman of the Executive Committee. (a)

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Directors Whose Terms Expire at the 2004 Annual Meeting

[PHOTO OF PEDRO ASPE]    Pedro Aspe, age 52, has been since April 2001 Chairman of the Board and Chief
                         Executive Officer of Protego Asesores, a leading investment banking advisory firm in Mexico. From 1996 to March 2001, Dr. Aspe was Chairman of the Board of Vec-
                         tor Casa de Bolsa, S.A. de C.V., an investment banking firm in Mexico. Dr. Aspe has been since 1995 a professor at the Instituto Tecnologico Autonomo de Mexico, lo-
                         cated in Mexico City. Dr. Aspe has held a number of positions with the Mexican government and was most recently the Secretary of Finance and Public Credit of
                         Mexico from 1988 through 1994. Dr. Aspe is a member of the Advisory Board of
                         Stanford University's Institute of International Studies, of the Visiting Committee of
                         the Department of Economics of MIT, and of the Center for Politics and Economics
                         at Claremont University. Dr. Aspe also sits on the Advisory Board of Marvin &
                         Palmer in Wilmington, Delaware and American International Group, Inc. Dr. Aspe
                         has served as a director of the Corporation since 1996 and is Chairman of the Audit
                         Committee and is a member of the Executive and Financial Policy Committees.

--------------------------------------------------------------------------------

[PHOTO OF ROBERT P. MCGRAW]  Robert P. McGraw, age 47, is currently President of Averdale International LLC, an investment and consulting company. He also serves as Chairman and Chief Execu-
                             tive Officer of Dragon River Health Products, LLC. Prior to that, Mr. McGraw was
                             Executive Vice President of the Professional Publishing Group of the Corporation
                             from 1989 to August 1998. He was Executive Vice President of the Healthcare
                             Group from 1987 to 1989, and Group Vice President of that same group from 1985 to 1987. Prior to that he served in several key positions in the Health Professions
                             Division: as General Manager from 1983 to 1985; as Editorial Director from 1982 to
                             1983; and as Editor from 1979 to 1982. He joined the Corporation in 1976 as a sales representative for McGraw-Hill Higher Education, formerly known as the College
                             Division. Mr. McGraw has served as a director of the Corporation since 1995 and is a member of the Financial Policy Committee. (a)

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
[PHOTO OF LOIS DICKSON RICE]         Lois Dickson Rice, age 69, has been a guest scholar since 1991 in the Economics
                                     Study Program at the Brookings Institution, a research and education organization.
                                     Prior to that she had been for more than five years Senior Vice President, Govern-
                                     ment Affairs, and a director of Control Data Corporation, which applies technology to specialized computer, information and management needs. She has held various positions with the College Board, an educational association, and from 1971 through
                                     1981 served as one of its Vice Presidents. Ms. Rice is a director of International
                                     Multifoods, Unum/Provident Corporation and CNA Corporation. Ms. Rice is a
                                     Trustee of the Harry Frank Guggenheim Foundation and Reading Is Fundamental.
                                     She is Co-Chairman of the Board of Directors of Management Leadership for
                                     Tomorrow and a director of the Public Agenda Foundation. Ms. Rice has served as a director of the Corporation since 1988 and is a member of the Audit and Compen-
                                     sation Committees.

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
[PHOTO OF EDWARD B. RUST, JR.]  Edward B. Rust, Jr., age 51, has been since 1987 Chairman of the Board and
                                Chief Executive Officer of State Farm Mutual Automobile Insurance Company. In
                                addition, Mr. Rust is President and Chief Executive Officer of a number of State
                                Farm affiliate companies. These combined State Farm entities constitute the largest insurer of automobiles and homes in the United States. Mr. Rust is a director of
                                Helmerick & Payne, an oil and gas exploration and production company. Mr. Rust is
                                Chairman of the American Enterprise Institute and the Illinois Business Roundtable,
                                and a Trustee for Illinois Wesleyan University. Additionally, he was selected to be a member of President George W. Bush's Transition Advisory Team committee on education. He is also Vice Chairman of the Business Higher Education Forum and
                                co-chairman of the Committee for Economic Development's subcommittee on education studies. Mr. Rust has served as a director of the Corporation since 2001 and is a member of the Audit and Compensation Committees.

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Directors Whose Terms Expire at the 2003 Annual Meeting

[PHOTO OF VARTAN GREGORIAN]  Vartan Gregorian, age 67, has been since 1997 the President of Carnegie
                             Corporation of New York, a private philanthropic and grant-making institution. Prior to that he was President of Brown University and a Professor of History at Brown
                             University from 1989 to 1997. He was President and Chief Executive Officer of the
                             New York Public Library from 1981 to 1989. Prior to 1981, Dr. Gregorian taught and held administrative posts at the University of Texas at Austin and at the University of
                             Pennsylvania, where he served as the founding Dean of the Faculty of Arts and
                             Sciences and Provost. Dr. Gregorian is a director of the Institute for Advanced
                             Study, the J. Paul Getty Trust and the Museum of Modern Art (New York). He has
                             served on the boards of many non-profit organizations and foundations. Currently he is President Emeritus of the New York Public Library and Brown University. He was
                             appointed by President George W. Bush to be a member of the Fulbright
                             Commission. He is also a member of the American Philosophical Society and a
                             Fellow of the American Academy of Arts and Sciences. In 1998 President Clinton
                             awarded him the National Humanities Medal. Dr. Gregorian has served as a director of the Corporation since 1990 and is Chairman of the Nominating and Corporate
                             Governance Committee and is a member of the Compensation and Executive
                             Committees.


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
[PHOTO OF JAMES H. ROSS]  James H. Ross, age 63, has been since 1999 Chairman of National Grid Group plc, a public UK company with interests in electricity transmission and telecommunications in England, Wales, the United States, Brazil and Argentina. Mr.
                          Ross has also been since 1996 Chairman of The Littlewoods Organisation, a private company in Great Britain operating in the retail, home shopping and leisure businesses. Mr. Ross was Chief Executive and Deputy Chairman of Cable &
                          Wireless plc, an international provider of telecommunications services, between
                          1992 and 1995. He was a Managing Director of British Petroleum plc, which engages in all phases of the petroleum business, from 1991 to 1992, and Chairman and Chief Executive Officer of BP America Inc., a subsidiary of British Petroleum plc, from 1988 to 1992. Mr. Ross is a director of Schneider Electric and Datacard
                          Inc. He is a trustee of the Cleveland Orchestra. Mr. Ross has served as a director of the Corporation since 1989 and is Chairman of the Financial Policy Committee and
                          is a member of the Executive and Nominating and Corporate Governance
                          Committees.

--------------------------------------------------------------------------------

[PHOTO][PHOTO OF SIDNEY TAUREL]  Sidney Taurel, age 53, has been Chairman, President and Chief Executive Officer of Eli Lilly and Company, a pharmaceutical company, since 1999. Mr. Taurel was
                                 President and Chief Executive Officer of Eli Lilly and Company from June 1998 through December 1998. Prior to that, Mr. Taurel was President and Chief
                                 Operating Officer of Eli Lilly and Company since 1996. He was elected a director of
                                 Eli Lilly and Company in 1991. Mr. Taurel joined Eli Lilly and Company in 1971 and has held management positions in the company's operations in Brazil and Europe.
                                 He served as President of Eli Lilly International Corporation from 1986 until 1991, as
                                 Executive Vice President of the Pharmaceutical Division from 1991 until 1993 and as Executive Vice President of Eli Lilly and Company from 1993 until his appointment in 1996 as President and Chief Operating Officer. Mr. Taurel is a
                                 director of IBM. He is also a member of the Board of Directors of the Pharmaceutical
                                 Research and Manufacturers of America. Mr. Taurel is a member of the Board of
                                 Overseers of the Columbia Business School and a Trustee of the Indianapolis
                                 Museum of Art. Mr. Taurel has served as a director of the Corporation since 1996 and is Chairman of the Compensation Committee and is a member of the Executive and Nominating and Corporate Governance Committees.


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(a) Harold W. McGraw III and Robert P. McGraw are brothers and the sons of
    Harold W. McGraw, Jr.

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                                      5

                   INFORMATION AS TO COMMITTEES, ATTENDANCE
                      AND FEES OF THE BOARD OF DIRECTORS

The Corporation's Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance Committees.

The Audit Committee is comprised of Ms. Lois Dickson Rice and Messrs. Pedro Aspe, Winfried Bischoff and Edward B. Rust, Jr. During 2001, the Audit Committee held seven meetings. The functions performed by the Audit Committee include assisting the Board of Directors in monitoring: (a) the integrity of the financial statements of the Corporation; (b) the compliance by the Corporation with legal and regulatory requirements; and (c) the independence and performance of the Corporation's internal and external auditors. The functions performed by the Audit Committee are further described in the Charter of the Audit Committee, which is attached as Exhibit A to this Proxy Statement.

The Compensation Committee is comprised of Ms. Linda Koch Lorimer and Lois Dickson Rice and Messrs. Vartan Gregorian, Edward B. Rust, Jr. and Sidney Taurel. During 2001, the Compensation Committee held six meetings. The functions performed by the Compensation Committee include: (a) establishing and approving the compensation to be paid to members of the Corporation's senior management; (b) administering the Corporation's executive incentive plans; (c) administering the Corporation's stock incentive plans; and (d) authorizing and approving special compensation arrangements for senior management.

The Nominating and Corporate Governance Committee is comprised of Ms. Linda Koch Lorimer and Messrs. Vartan Gregorian, James H. Ross and Sidney Taurel. During 2001, the Nominating and Corporate Governance Committee held four meetings. The functions performed by the Nominating and Corporate Governance Committee include: (a) recommending to the Board of Directors the slate of nominees for election as directors at each Annual Meeting or for election by the Board of Directors on an interim basis; (b) recommending to the Board of Directors individuals to fill vacancies on it; (c) evaluating, on a continuing basis, possible candidates to serve on the Board of Directors; (d) recommending to the Board of Directors appropriate compensation to be paid to the directors;
(e) administering the Director Deferred Stock Ownership Plan; (f) determining whether any relationship exists between an outside director and the Corporation that might affect the status of the director as independent; and (g) making recommendations, from time to time, to the Board of Directors as to matters of corporate governance and periodically monitoring the Board's performance. The Nominating and Corporate Governance Committee is willing to consider recommendations of nominees by a shareholder if the shareholder submits the nomination in compliance with the advance notice, informational and other requirements set forth in the Corporation's By-Laws. Shareholders should direct such recommendations of nominees to the Nominating and Corporate Governance Committee, c/o the Secretary of the Corporation at 1221 Avenue of the Americas, New York, New York 10020-1095. The Corporation's By-Laws also contain detailed procedures, including time limitations, which a shareholder must comply with in order to introduce an item of business at a meeting of shareholders.

In addition to the above mentioned three Committees, the Corporation's Board of Directors has an Executive Committee and a Financial Policy Committee.

The Board of Directors of the Corporation held a total of eight meetings during 2001. All directors attended at least 75% of: (1) all meetings of the Board of Directors and (2) all meetings of all Board Committees on which they served. The overall attendance record for all directors as a group during 2001 was 96%.

The Corporation provides a competitive director compensation program in order to attract and retain highly qualified individuals with a broad range of experience. In order to closely align the outside directors' compensation with the financial interests of shareholders, approximately 50% (or a greater percentage should a director so elect) of each outside director's total annual compensation is paid in shares of the Corporation's Common Stock pursuant to the Director Deferred Stock Ownership Plan.

For 2001, outside directors of the Corporation received an annual cash retainer of $28,000, a cash fee of $1,200 for each Board meeting which they attended, and a cash fee of $1,000 for each meeting of the Audit, Compensation, Executive, Financial Policy and Nominating and Corporate Governance Committees which they attended.

Additionally, under the Director Deferred Stock Ownership Plan, each outside director received a deferred share credit equal to the average cash compensation paid to all outside directors during the calendar year. For 2001, this credit was $48,467. These deferred share credits are payable in shares of the Corpo-ration's Common Stock following a director's termination of Board membership. Further, pursuant to the Director Deferred Stock Ownership Plan, the Corporation has written agreements with Ms. Linda Koch Lorimer and Lois Dickson Rice and Messrs. Pedro Aspe and Edward B. Rust, Jr. in which they have elected to receive all or a portion of their annual cash retainer and Board and Committee meeting fees payable in deferred shares of the Corporation's Common Stock in lieu of the cash payments otherwise due and payable to them.

Pursuant to the Director Deferred Compensation Plan, the Corporation currently has written agreements with Ms. Lois Dickson Rice and Mr. Vartan Gregorian, respectively, to defer payment to them of all or a portion of their annual cash retainer and Board and Committee meeting fees which would otherwise be due and payable to them in connection with their service on the Board of Directors. Interest on the deferred cash amount is to be based on the monthly equivalent of a corporate bond index for the preceding year plus 2% (up to a maximum of 150% of the bond index).

Further, pursuant to the Directors Retirement Plan, annual retirement and disability benefits are to be paid to each covered, non-employee director of the Corporation upon retirement at or after age 65 or in the event of disability in an amount equal to 10% of the then annual retainer fee for each year of service on the Board, provided that the director shall have been a Board member for at least five years. This Plan was amended in 1996 to provide that current Board members shall not accrue any additional benefits under the Plan after June 30, 1996 and any future new Board members after such date shall not participate in the Plan.

As an inside director who is an employee of the Corporation, Mr. Harold W. McGraw III does not receive any fees for serving on the Board or for attending meetings of Board Committees.

Indemnification

Each of the directors and certain of the executive officers have entered into an indemnification agreement with the Corporation pursuant to which each director and executive officer shall be indemnified against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in any action or proceeding, whether civil or criminal, or any appeal therein, to the fullest extent permitted by the applicable provisions of the BCL. Such indemnification will be reduced to the extent that a director or executive officer is effectively indemnified by directors' and officers' liability insurance maintained by the Corporation. The Corporation has for many years carried directors' and officers' liability insurance coverage. The Corporation's current insurance coverage was purchased for the three-year period beginning December 31, 1999 and extending through December 31, 2002, for a three-year aggregate premium of approximately $1,613,500. The Corporation has purchased this insurance coverage from National Union Fire Insurance Company of Pittsburgh, PA.; Federal Insurance Company; and Great American Insurance Companies. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the directors and officers of the Corporation and its subsidiaries for liabilities or losses incurred in the performance of their duties up to an aggregate sum of $65,000,000. No sums have been paid under this coverage to the Corporation or any directors or officers nor have any claims for reimbursement been made under this policy.

        BENEFICIAL OWNERSHIP OF THE CORPORATION'S COMMON STOCK (a),(b)


The following table indicates the beneficial ownership of the Corporation's Common Stock as of February 5, 2002 by: (1) each of the directors and nominees;
(2) the chief executive officer and each of the other four most highly compensated executive officers; and (3) all directors, nominees and executive officers of the Corporation as a group, based upon information supplied by each of the directors, nominees and officers:

                                     Sole Voting                                       Total                Director
                                      Power and    Shared Voting   Right to Acquire    Number               Deferred
                                        Sole         Power and     Shares within 60  of Shares   Percent of   Stock
                                     Investment  Shared Investment Days by Exercise Beneficially   Common   Ownership
Name of Beneficial Owner                Power          Power          of Options       Owned      Stock(a)   Plan(c)
------------------------             ----------- ----------------- ---------------- ------------ ---------- ---------
Pedro Aspe..........................     7,096                                           7,096       (d)     10,722
Robert J. Bahash....................   150,026                          242,750        392,776       (d)
Winfried Bischoff...................     2,000                                           2,000       (d)      1,882
Vartan Gregorian....................     1,986                                           1,986       (d)      5,451
Linda Koch Lorimer..................     3,059                                           3,059       (d)      8,504
Barbara B. Maddock..................    44,157                          116,666        160,823       (d)
Harold W. McGraw III................   439,380                          668,498      1,107,878       (d)
Robert P. McGraw....................    79,342                                          79,342       (d)      2,756
Lois Dickson Rice...................     1,250                                           1,250       (d)      6,308
James H. Ross.......................     3,137                                           3,137       (d)      5,451
Edward B. Rust, Jr..................     1,000                                           1,000       (d)      1,265
Sidney Taurel.......................     2,000                                           2,000       (d)      6,019
Kenneth M. Vittor...................    55,112                          100,241        155,353       (d)
Peter Watkins.......................                                     27,500         27,500       (d)
All Directors and Executive Officers
 of the Corporation as a group (a
 total of 20 persons, including
 those named above)(e)(f)...........   909,723                        1,408,935      2,318,658      1.2%     48,358

--------
(a) The number of shares of Common Stock outstanding on February 5, 2002 was 193,340,279. The percent of Common Stock is based on such number of shares and is rounded off to the nearest one percent.

(b) To the Corporation's knowledge, no person is the beneficial owner of more than 5% of the Corporation's Common Stock.

(c) This amount represents the number of shares of the Corporation's Common Stock which have been credited to a bookkeeping account maintained for each non-employee director of the Corporation pursuant to the Director Deferred Stock Ownership Plan. This Plan is further described on pages 6 and 7.

(d) Less than 1%.

(e) Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

(f) Harold W. McGraw, Jr., Chairman Emeritus of the Corporation, is the beneficial owner, as of February 5, 2002, of 4,803,800 shares of Common Stock, of which 66,840 shares are held in Mr. McGraw's name and 4,736,960 shares are held in the name of the Harold W. McGraw, Jr. Trust. These shares represent approximately 2.5% of the Corporation's issued and outstanding Common Stock. In addition, Anne P. McGraw, the wife of Harold
    W. McGraw, Jr., is the beneficial owner of 160,000 shares of Common Stock. None of these shares has been included in the above table.

                   INFORMATION AS TO EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the Corporation's chief executive officer and each of the other four most highly compensated executive officers (the "Named Officers") for services rendered in all capacities to the Corporation in 1999, 2000 and 2001:

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation                   Long-term Compensation
                             ----------------------------------- ------------------------------------------
                                                                         Awards          Payouts
                                                                 -------------------    ----------
                                                          Other                                      All
                                                         Annual                         Long-Term   Other
                                                         Compen- Restricted Securities  Incentive  Compen-
Name And Principal                                       sation    Stock    Underlying   Payouts   sation
Position                     Year  Salary    Bonus         (a)   Awards(b)   Options       (c)       (d)
---------------------------- ---- -------- ----------    ------- ---------- ----------  ---------- --------
Harold W. McGraw III         2001 $967,500 $  660,880    $33,619     0       154,000    $1,038,765 $222,910
Chairman, President and      2000  900,000  1,400,000     32,719     0       125,000     1,238,254  197,601
Chief Executive Officer      1999  825,000  1,200,000     38,805     0       189,239(f)  1,734,826  148,720

Robert J. Bahash             2001 $644,000 $  788,701(e) $19,804     0        50,000    $  661,050 $141,711
Executive Vice President,    2000  605,000    770,000     20,789     0        48,000       780,262  127,032
Chief Financial Officer      1999  575,000    700,000     24,388     0       183,518(f)  1,081,168  104,783

Kenneth M. Vittor            2001 $415,000 $  166,872    $ 9,811     0        54,338(f) $  330,525 $ 73,519
Executive Vice President and 2000  390,000    380,000     10,097     0        52,483(f)    365,864   68,397
General Counsel              1999  370,000    350,000     11,570     0        36,486(f)    502,383   56,536

Barbara B. Maddock           2001 $390,000 $  165,220    $ 9,777     0        30,000    $  330,525 $ 71,144
Executive Vice President,    2000  370,000    380,000     10,004     0        41,418(f)    357,216   66,497
Organizational Effectiveness 1999  350,000    350,000     10,537     0        37,048(f)    408,664   51,156
Peter Watkins                2001 $357,000 $  147,459    $ 5,903     0        19,000        (g)    $ 31,353
Executive Vice President     2000  311,667    340,000      2,824     0        18,000            --       --
and Chief Technology Officer 1999       --         --         --     0            --            --       --


--------
(a) Represents dividend equivalents paid on outstanding Restricted Performance Share Awards. Due to potentially adverse Canadian tax implications, Mr. Watkins is granted Phantom Stock Units in lieu of Restricted Performance Shares. One Phantom Stock Unit is equivalent to one share of Common Stock. Additionally, Mr. Watkins receives a cash bonus equivalent to the amount that would be earned as dividend equivalents had the award been made in the form of Restricted Performance Shares.

(b) The number and value of Restricted Performance Share holdings at year end was as follows:

                                              2001
                                    -----------------------
                                     Unearned
                                    Restricted
                                    Performance     Value
                                      Shares    (at $60.98) *
                                    ----------- -------------
                   H. W. McGraw III   34,305     $2,091,919
                   R. J. Bahash....   20,208     $1,232,284
                   K. M. Vittor....   10,011     $  610,471
                   B. B. Maddock...    9,977     $  608,397
                   P. Watkins......    6,023     $  367,283**

* Based on a closing price of the Corporation's Common Stock on December 31, 2001 of $60.98.
** Mr. Watkins was granted Phantom Stock Units in lieu of Restricted
   Performance Shares as described above.

   Dividend equivalent payments equal to the dividend paid on the Corporation's Common Stock were paid in cash on Restricted Performance Shares in 2001.

(c) The 2001 payment amount, representing a 150% payout, is based on a fair market value of $65 for the Corporation's Common Stock on February 5, 2002.

(d) For 2001, the dollar value reported in this column includes the following items:

                                                2001
                                            Corporation
                               Above Market Contribution
                               Interest on   to Defined
                                 Deferred   Contribution
                               Compensation    Plans      Total
                               ------------ ------------ --------
              H. W. McGraw III        --      $222,910   $222,910
              R. J. Bahash....    $9,385      $132,326   $141,711
              K. M. Vittor....        --      $ 73,519   $ 73,519
              B. B. Maddock...        --      $ 71,144   $ 71,144
              P. Watkins......                $ 31,353   $ 31,353

(e) Includes special additional bonus of $450,000 paid in 2001 for serving as Interim President of Information & Media Services from September 2000 through March 2001.

(f) Includes Restoration Stock Options as discussed more fully on page 10.

(g) Mr. Watkins joined the Corporation in February 2000 and therefore did not participate in the 1999 Long-Term Incentive Awards which matured in December 2001.

                             OPTION GRANTS IN 2001

The following table sets forth all grants of stock options made during 2001 pursuant to the 1993 Employee Stock Incentive Plan to the Named Officers in the Summary Compensation Table:

                                                  Individual Grants
                            ------------------------------------------------------------
                                                                                             Potential Realizable Value at
                                        Number of     % of Total                             Assumed Annual Rates of Stock
                                        Securities     Options                               Price Appreciation for Option
                                        Underlying    Granted to  Exercise                              Term(a)
                                         Options     Employees in or Base     Expiration  ---------------------------------
           Name                Type      Granted         2001      Price         Date           5%                10%
           ----             ----------- ----------   ------------ --------    ----------  --------------    ---------------
H. W. McGraw III........... Annual        154,000(b)     3.20%    $59.1300    04/01/2011  $    5,726,721    $    14,512,637
R. J. Bahash............... Annual         50,000(b)     1.04%    $59.1300    04/01/2011  $    1,859,325    $     4,711,895
K. M. Vittor............... Annual         30,000(b)     0.62%    $59.1300    04/01/2011  $    1,115,595    $     2,827,137
                            Restoration    11,648(c)     0.24%    $64.4200    01/03/2009  $      358,276    $       858,109
                            Restoration    12,690(c)     0.26%    $70.4100    01/02/2010  $      492,623    $     1,213,333
B. B. Maddock.............. Annual         30,000(b)     0.62%    $59.1300    04/01/2011  $    1,115,595    $     2,827,137
P. Watkins................. Annual         19,000(b)     0.40%    $59.1300    04/01/2011  $      706,544    $     1,790,520
All Shareholders........... N/A               N/A         N/A          N/A           N/A  $7,372,664,106(d) $18,683,814,264(d)
All Optionees.............. N/A         4,805,841         100%    $60.1565(e)         (e) $  179,135,382    $   453,142,800
Optionees' Gain as % of All
 Shareholders' Gain........ N/A               N/A         N/A          N/A           N/A            2.43%              2.43%

--------



(a) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission for the option term and therefore are not intended to and may not accurately forecast possible future appreciation, if any, of the Corporation's Common Stock price.

(b) The annual awards, which were granted pursuant to the 1993 Employee Stock Incentive Plan, were for non-qualified stock options and provide that one-half of the option vests on the first anniversary of the grant, and the remaining one-half vests on the second anniversary of the grant. In the event of a change in control of the Corporation, all options become fully vested.

   The Compensation Committee approved a new stock option enhancement in 1997 called a Restoration Stock Option ("RSO"). If shares of the Corporation's Common Stock are delivered in payment of the exercise price of a stock option (as opposed to the use of cash or "cashless exercises"), an RSO will be granted equal to the number of shares used to exercise the stock option. The expiration date of these RSO grants (which are made pursuant to the 1993 Employee Stock Incentive Plan) remains the last day the underlying grant is exercisable. Additionally, if shares are withheld to satisfy the tax obligation on the realized gain, the RSO will include shares equal to the number of shares withheld for taxes. RSO grants are non-qualified, and are first exercisable six months after the date of grant at the market value at the date of grant of the RSO. Only one RSO will be granted for each original stock option granted. In the event of a change in control of the Corporation, all options become fully vested.

(c) Restoration option granted pursuant to provisions described above.

(d) The amount shown represents the hypothetical return to all shareholders of the Corporation's Common Stock assuming that all the shareholders purchased the Corporation's Common Stock at the close of business on April 2, 2001 at a purchase price of $60.1565, the average price for all optionees, and that all shareholders hold the Common Stock continuously for a ten-year period. The number of outstanding shares of Common Stock on April 2, 2001 was 194,879,047. The hypothetical return presented is not intended as a projection of the future performance of the Corporation's Common Stock, but rather is provided for illustrative purposes only.

(e) Expiration dates range from January 1, 2002 through December 2, 2011. $60.1565 represents the average exercise price of the grants to all optionees. All grants were made at the fair market value of the Corporation's Common Stock at the time of the grant.

      AGGREGATE OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES

The following table sets forth information with respect to options exercised by each of the Named Officers during 2001 and the number and value of unexercised options as of December 31, 2001:

                                            Number of Securities
                                           Underlying Unexercised     Value of Unexercised
                                                 Options at           In-The-Money Options
                                              December 31, 2001     at December 31, 2001 (a)
                                          ------------------------- -------------------------
                 Shares Acquired  Value
      Name         On Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
      ----       --------------- -------- ----------- ------------- ----------- -------------
H. W. McGraw III     22,042      $ 30,665   528,998      216,500    $12,745,977   $391,069
R. J. Bahash....     19,225      $ 12,912   193,750       74,000    $ 1,122,108   $133,269
K. M. Vittor....     32,684      $463,128    71,241       44,000    $   304,349   $ 79,282
B. B. Maddock...          0      $      0    87,666       44,000    $   916,284   $ 79,282
P. Watkins......          0      $      0     9,000       28,000    $    39,476   $ 74,626

--------
(a) Based on a closing price of the Corporation's Common Stock on December 31, 2001 of $60.98 as reported on the New York Stock Exchange Composite Transactions Tape.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2001

The following table sets forth information concerning long-term incentive awards granted during 2001 to the Named Officers pursuant to the 1993 Employee Stock Incentive Plan:

                                                            Estimated Future Payout
                                                             Under Non-Stock Price
                                                                  Based Plans
                                                            -----------------------
                       Number of        Performance Period   Target        Maximum
                      Restricted              Until         Number of     Number of
      Name       Performance Shares(a) Maturation or Payout  Shares        Shares
      ----       --------------------- -------------------- ---------     ---------
H. W. McGraw III     13,530 shares           3 Years         13,530        27,060
R. J. Bahash....      6,934 shares           3 Years          6,934        13,868
K. M. Vittor....      3,416 shares           3 Years          3,416         6,832
B. B. Maddock...      3,382 shares           3 Years          3,382         6,764
P. Watkins......      3,019 PSUs (b)         3 Years          3,019         6,038

--------
(a) Restricted Performance Share Awards pursuant to the 1993 Employee Stock Incentive Plan with payment in the Corporation's Common Stock based upon the degree of achievement of a three-year cumulative compound growth rate in diluted earnings per share ("the EPS growth goal") maturing on December 31, 2003. The awards do not provide for interim payments (other than the payment of dividend equivalents). No amount will be earned for EPS growth of 5% or less during the award cycle. The target amount will be earned for EPS growth of 10% and the maximum award amount will be earned for EPS growth of 15%. The Restricted Performance Shares are entitled to dividend equivalent payments and voting rights comparable to the Corporation's Common Stock based upon the target number of shares awarded.

   In the event of a change in control of the Corporation, all of the financial goals are deemed to have been satisfied, and the recipient will receive the target amount no later than the normal maturity date of the award.

(b) Mr. Watkins was granted Phantom Stock Units in lieu of Restricted Performance Shares as described on page 9.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH
Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative total return of the S&P 500 Composite Stock Index and the cumulative total return for a group of peer companies for the five-year period commencing on January 1, 1997 and ending on December 31, 2001.

                              Shareholder Return
                               Performance Graph
                  Five Year Cumulative Total Return/2,3,4,5/
                          (Through December 31, 2001)



                                    [CHART]

        The McGraw-Hill  S&P 500 Composite
           Companies        Stock Index     Peer Group
1996         100               100             100
1997         164               133             153
1998         231               171             160
1999         284               208             209
2000         275               189             184
2001         290               166             192




     -------------------------------------------------------------------------------------
                                                 Dec-96 Dec-97 Dec-98 Dec-99 Dec-00 Dec-01
     -------------------------------------------------------------------------------------
     The McGraw-Hill Companies..................  100    164    231    284    275    290
     S&P 500 Composite Index....................  100    133    171    208    189    166
     Peer Group/ 1/.............................  100    153    160    209    184    192
     -------------------------------------------------------------------------------------
     Assumes $100 invested on December 31, 1996 in The McGraw-Hill Companies common stock,
     S&P 500 Index and Peer Group Index...................................................
     -------------------------------------------------------------------------------------

1) The Peer Group includes the following companies: Dow Jones & Company, Inc., The Dun & Bradstreet Corporation, Gannett Company, Inc., Houghton Mifflin Company (through December 2000), Knight-Ridder Inc., Meredith Corporation, The New York Times Company, Times Mirror Company (through December 1999), and Tribune Company.

2) Total return includes reinvestment of dividends through December 31, 2001.

3) In June 1998, The Dun & Bradstreet Corporation completed the spin-off of R.H. Donnelley Corporation through a tax-free dividend. The Peer Group results reflect total shareholder returns for The Dun & Bradstreet Corporation, including the reinvestment of a $6 per share cash equivalent distribution. Effective October 2, 2000, The Dun & Bradstreet Corporation completed the spin-off of Moody's Investors Service business segment. A $57 cash equivalent distribution in connection with the spin-off of Moody's was reinvested to account for the new capital structure.

4) Effective June 12, 2000, Tribune completed its merger with Times Mirror ("TMC"). The five-year cumulative total return includes TMC as part of the Peer Group index returns beginning with December 31, 1996 through December 31, 1999. Beginning with January 1, 2000, TMC has been eliminated from the Peer Group index.

5) Effective August 3, 2001, Houghton Mifflin ("HTN") was acquired by Vivendi Universal. The five-year cumulative total return includes HTN as part of the Peer Group index returns beginning with December 31, 1996 through December 31, 2000. Beginning with January 1, 2001, HTN has been eliminated from the Peer Group index.

                       COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION


Introduction

The McGraw-Hill Companies' executive compensation program (the "Program") is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of the individuals listed below who are independent non-employee directors of the Corporation. The Committee has sole responsibility for all compensation matters with respect to the Corporation's senior management. The Committee regularly reports to the Board of Directors on its activities and decisions and meets in executive session with all non-employee directors at year-end to review the CEO's performance and compensation.

Philosophy

The Program has been designed to enable the Corporation to attract, motivate and retain senior management by providing a fully competitive total compensation opportunity based on performance. The Program consists of three key elements: (1) base salaries which reflect competitive marketplace data and evaluated individual performance; (2) annual incentive opportunities which are payable for the achievement of annual financial performance goals established by the Committee; and (3) long-term stock-based incentive opportunities consisting of annual grants of restricted performance shares, which are payable for the achievement of three-year financial performance goals established by the Committee, and annual stock option grants. The stock-based incentive opportunities are intended to align the interests of senior management with those of the Corporation's shareholders. The executive compensation program permits differentiation in total compensation opportunity based on assessments of individual performance, contributions, assignments and future potential. Further, the program is structured so that at higher management levels a larger portion of annual compensation is variable, based on company performance, and a larger portion of total compensation is composed of stock-based compensation.

The Committee's policy with respect to the tax deductibility of executive compensation under Section 162(m) of the Internal Revenue Code is to qualify such compensation for deductibility where practicable. In the event that earned compensation for executives covered by Section 162(m) may not be deductible by the Corporation, the Committee may elect to defer such payments, in its sole discretion, until such time that the compensation payment would become deductible. The 1996 Key Executive Short-Term Incentive Compensation Plan and the 1993 Employee Stock Incentive Plan have been approved by the Corporation's shareholders pursuant to the requirements of Section 162(m) of the Internal Revenue Code so that the awards earned under these plans will qualify for tax deduction by the Corporation when paid. A new 2002 Stock Incentive Plan is being presented at this Annual Meeting for shareholder approval in order to qualify the tax deductibility of awards made under that Plan.

Following is a discussion of each of the elements of the Program and a description of the specific decisions and actions taken by the Committee with regard to 2001 compensation for the CEO.

Program Competitiveness

Each element of the Program is intended to be fully competitive with comparable elements of competitor companies in the publishing, information and media industry. Base salaries are determined within the framework of position responsibility, individual performance and the external marketplace. Competitive market data are derived annually using a third-party consultant survey of the publishing, information and media industry, which includes reported data from companies in the peer group index of the Shareholder Return Performance Graph (the "Peer Group").

The annual incentive award opportunities are established by the Committee based on recommendations developed by an independent compensation consulting firm selected by the Committee. These recommended incentive opportunities are competitive with median levels of incentive opportunities using available incentive opportunity data for the competitor companies included in the Peer Group and incentive opportunity data from a third-party media industry compensation survey of other publishing, information and media companies.

The long-term incentive grant guidelines provide competitive long-term compensation opportunities in the form of restricted performance share and stock option grants. The grant guidelines for these awards are derived from general industry long-term incentive grant data and are adjusted by an independent compensation consultant to reflect median long-term incentive grant practices of publishing, information and media industry companies including those in the Peer Group.

Annual Salary and Incentive Compensation

Annual compensation for senior management consists of base salary and the annual incentive awards earned under the 1996 Key Executive Short-Term Incentive Compensation Plan. Base salary increases for senior executives other than the CEO are recommended annually by Mr. McGraw and are reviewed and approved by the Committee.

Target awards established under the 1996 Key Executive Short-Term Incentive Compensation Plan are established as a dollar amount for each executive at the beginning of the year. The maximum payment opportunity is set at 200% of the annual target award. Payment of the annual incentive awards for Mr. McGraw and the other executives named in the Summary Compensation Table is based on the Corporation's performance in relation to minimum, target and maximum diluted Earnings Per Share goals which are approved by the Committee at the beginning of the plan year.

Long-Term Incentive Compensation

The long-term incentive compensation program for senior management consists of two types of annual stock awards: restricted performance shares and stock options. Restricted performance share awards are established for each executive and granted annually on April 1. The outstanding 1999 and 2000 awards will vest at the end of a three-year award cycle with payment ranging between 20% and 150% of the shares awarded based on the achievement of minimum, target and maximum cumulative compound diluted Earnings Per Share growth goals which were established by the Committee at the beginning of each award cycle. The restricted performance share awards are subject to forfeiture if the minimum performance goal is not attained, or if a participant's employment is terminated for certain reasons before the shares become vested. During the award cycle, participants receive dividends on and have the right to vote the awarded shares. Beginning with the 2001 award, which will mature in 2003, the Committee adopted a new, more aggressive Earnings Per Share growth goal schedule and commensurately increased the maximum payment opportunity to 200% to reflect the increased goal. Payment for this award and future awards will range between 0% and 200% of the shares awarded based on achievement of the performance goal.

The second component of the long-term incentive compensation program consists of stock options which provide participants with the right to purchase shares of The McGraw-Hill Companies Common Stock at its market value on the date of grant. Each stock option grant becomes exercisable in two equal annual installments commencing one year after grant, and each grant has a ten-year maximum term.

2001 CEO Compensation

Mr. McGraw's base salary is reviewed annually by the Committee which considers competitive CEO base salary information from the Peer Group companies, Mr. McGraw's individual performance and contributions since his last review, and the merit increase guidelines in effect for other salaried employees during this period. Effective January 1, 2001, the Committee increased Mr. McGraw's base salary by 7.5% to $967,500 based on its review and assessment of the factors and criteria described above.

In April 2001, stock-based long-term incentive awards were granted. Mr. McGraw received an award of 13,530 restricted performance shares which will mature on December 31, 2003, subject to the achievement of the new Committee-approved diluted Earnings Per Share performance goals established for this award, and he received 154,000 stock option shares. These awards are disclosed in the Long-Term Incentive Plan Awards Table and the Option Grants Table.

In order to calculate the degree of achievement of the Earnings Per Share Goals for the 2001 Short-Term Incentive Compensation Award and the 1999, 2000, and 2001 Long-Term Restricted Performance Share Awards, the Committee determined that the reported 2001 diluted Earnings Per Share, excluding restructuring charges, asset write-downs, gains on the sale of DRI and real estate, and dilution resulting from acquisitions, as described in the Corporation's Annual Report, would be used for purposes of determining the degree of achievement of these awards. In addition, the Committee also adjusted reported 2001 diluted Earnings Per Share to include the lost revenues and expenses resulting from the World Trade Center terrorist attack.

In early 2002, the Committee reviewed and approved the 2001 annual incentive award payment for Mr. McGraw under the 1996 Key Executive Short-Term Incentive Compensation Plan. Based on the Corporation's diluted Earnings Per Share for 2001, adjusted as provided above, and measured against the Earnings Per Share performance goal established by the Committee at the beginning of the year, Mr. McGraw's earned incentive payment was $660,880, representing 82.61% of his 2001 target opportunity. In that regard, the Committee elected to defer the payment to Mr. McGraw until he is no longer deemed to be a covered employee under
Section 162(m) of the Internal Revenue Code in order to ensure the tax deductibility of this payment.

In early 2002, the Committee reviewed and approved the degree of achievement and award payout to Mr. McGraw for the 1999 Long-Term Restricted Performance Share Award which covered the years 1999, 2000 and 2001 and matured on December 31, 2001. The cumulative compound Earnings Per Share growth for the three-year award cycle exceeded the maximum 150% payment goal established by the Committee for this Award. As a result, Mr. McGraw received a share payment of 15,981 shares representing 150% of his target award. The dollar value of Mr. McGraw's 1999 Long-Term Restricted Performance Share Award payout is shown in the Long-Term Incentive Plan Payout Column of the Summary Compensation Table.

Closing Statement

The Committee believes that the caliber and motivation of the Corporation's key employees and the quality of their leadership make a significant difference in the long-term performance of the Corporation. The Committee further believes that compensation should vary with the Corporation's financial performance so that executives are well rewarded when performance meets or exceeds standards established by the Committee, and there should be downside risks to compensation when performance does not meet these standards.

In its view, the Committee believes that The McGraw-Hill Companies' executive compensation program is meeting the goals contained in the Program's philosophy.

The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee

                 Sidney Taurel (Chairman)
                 Vartan Gregorian
                 Linda Koch Lorimer
                 Lois Dickson Rice
                 Edward B. Rust, Jr.

                            AUDIT COMMITTEE REPORT

The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. All of the members of the Committee are independent directors in accordance with the definition of such independence as provided by the listing standards of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached as Exhibit A to this Proxy Statement.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has reviewed with the independent auditors the auditors' independence from the Corporation and its management. The Audit Committee received from the independent auditors the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

The Committee has also considered whether the provision of services by our independent auditors Ernst & Young LLP not related to the audit of the financial statements referred to above is compatible with maintaining Ernst & Young LLP's independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Corporation's independent auditors for 2002.

                 Pedro Aspe (Chairman)
                 Winfried F.W. Bischoff
                 Lois Dickson Rice
                 Edward B. Rust, Jr.

                       DEFINED BENEFIT RETIREMENT PLANS



The officers named in the Summary Compensation Table are entitled to retirement benefits under two defined benefit plans maintained by the Corporation: the Employee Retirement Plan ("ERP") and the Employee Retirement Plan Supplement ("ERP Supplement"). In addition, Messrs. McGraw and Bahash participate in the Senior Executive Supplemental Death, Disability and Retirement Benefits Plan (the "Supplemental Benefits Plan").

The ERP provides participants with retirement benefits based upon career compensation. These benefits are subject to limitation under certain provisions of the Internal Revenue Code. The Corporation makes all of the required contributions to the Plan and participants make no contributions to such Plan. The benefit formula applicable to the Named Officers is 1.0% of each year's earnings, and the vesting schedule of ERP provides that participants are 100% vested after completion of five years of continuous service with the Corporation. Under the ERP Supplement, participants are provided with retirement benefits that would have been provided under the ERP except for the limitations imposed by the Internal Revenue Code.

Under the Supplemental Benefits Plan, a participant is entitled to receive upon normal retirement at age 65 an annual retirement benefit equal to 55% of the participant's highest rate of annual base salary and highest target opportunity under the Key Executive Short-Term Incentive Compensation Plan during the
36 month period before retirement, reduced by the participant's annual retirement benefits under ERP and ERP Supplement, the annual annuity value of a hypothetical savings account, the participant's annual retirement benefit under pension plans of any previous employers, and the participant's annual Social Security retirement benefit.

The following table sets forth the annual benefits under the ERP, the ERP Supplement, and the Supplemental Benefits Plan (computed as a straight life annuity payment) payable upon retirement at age 65 to each of the Named Officers based upon the Corporation's contributions and the participant's 2001 compensation (salary and 2001 target opportunity under the Key Executive Short-Term Incentive Compensation Plan for purposes of the Supplemental Benefits Plan):

                        ANNUAL RETIREMENT BENEFIT FROM
                            CORPORATE CONTRIBUTIONS

                                   ERP and     Supplemental
                   Name         ERP Supplement Benefits Plan  Total
                   ----         -------------- ------------- --------
           Harold W. McGraw III    $314,000      $344,000    $658,000
           Robert J. Bahash        $180,000      $221,000    $401,000
           Kenneth M. Vittor       $120,000      $      0    $120,000
           Barbara B. Maddock      $ 97,000      $      0    $ 97,000
           Peter Watkins           $ 53,000      $      0    $ 53,000

Pursuant to the Supplemental Benefits Plan, in the event of involuntary termination of employment without cause or resignation of employment by the participant for good reason within two years after a change of control of the Corporation, or resignation by the participant for any reason during the 30 day period following the first anniversary of such change of control, a participant shall receive a lump sum payment that is actuarially equivalent to the monthly retirement benefit the participant would have received ranging from 44% to 55% of final monthly earnings and target opportunity under the Key Executive Short-Term Incentive Compensation Plan, based upon the participant's age at the date of termination. The Supplemental Benefits Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

Senior Executive Severance Plan

The Senior Executive Severance Plan provides that if the employment of a participating senior executive of the Corporation, including the Named Officers, is involuntarily terminated without cause or the executive resigns for good reason, the executive shall receive a minimum severance payment of 12 months base salary and a maximum severance payment of 24 months base salary, the actual amount of severance to be based upon 1.6 multiplied by the number of years of continuous service with the Corporation. In addition, each participant shall continue to participate in the Corporation's retirement, life, medical and other insurance benefit plans and programs during the period the participant receives severance payments, or in lieu thereof, each participant shall receive an additional cash payment equal to 10% of the sev-erance amount. The receipt of payments by participants pursuant to the Senior Executive Severance Plan is in lieu of receiving benefits pursuant to the Corporation's regular separation allowance plan, which plan is applicable to all full-time employees of the Corporation. The Plan provides that benefits will be payable to participants who voluntarily terminate their employment within a 30 day period one year after a change in control of the Corporation has occurred. The Senior Executive Severance Plan is administered by the Compensation Committee of the Board of Directors, which Committee approves participants who are recommended by the Corporation's Chief Executive Officer.

                 2. APPROVAL OF THE 2002 STOCK INCENTIVE PLAN

On January 30, 2002, the Board of Directors unanimously adopted the 2002 Stock Incentive Plan (the "Plan"), subject to approval by the Corporation's shareholders at this Annual Meeting. The corporate purpose underlying the Plan is to provide an opportunity for employees of the Corporation to acquire a proprietary interest in the Corporation, thereby furnishing added incentive to contribute to the Corporation's future success and prosperity, and thus enhance the value of the Corporation for the benefit of the shareholders. The Board believes that the adoption of the Plan will improve the Corporation's ability to attract and retain individuals of exceptional ability and talent upon whom the sustained growth and profitability of the Corporation in large measure depend.

The Plan is also being presented to shareholders for approval of the performance criteria and limits which it contains for certain grants. These provisions are intended to meet the requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and will enable the Corporation to continue to deduct for tax purposes certain compensation paid to the Corporation's chief executive officer ("CEO") and the highest compensated executives other than the CEO named in the proxy statement (the "covered executives"). The Plan shall only become effective upon shareholder approval.

As part of its previously announced 1999 share repurchase program, the Corporation currently intends to continue its practice of minimizing the dilutive effect of the Plan and other stock-based programs through the acquisition of shares to offset share issuances. Between January 27, 1999 and December 31, 2001, the Corporation repurchased approximately 9.4 million shares and is currently authorized to repurchase another 5.6 million shares of Common Stock. The closing price of the Corporation's Common Stock on March 12, 2002 was $67.01.

The Board contemplates that the Plan will operate in addition to the other compensation plans currently offered by the Corporation, and awards outstanding under the existing plans will not be affected by the adoption of the Plan. The following is a summary of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan, which is appended to this Proxy Statement as Exhibit B.

Summary of the Plan

The Plan permits the granting of any or all of the following types of awards:
(i) stock options, including incentive stock options ("ISOs") and non-qualified stock options; (ii) stock appreciation rights ("SARs"), including limited stock appreciation rights; (iii) restricted performance stock ("Performance Stock");
(iv) restricted stock; and (v) other awards valued in whole or in part by reference to, or otherwise based upon, the Common Stock of the Corporation ("other stock-based awards").

The total number of shares reserved and available for distribution under the Plan shall be 4.9% of the number of issued and outstanding shares of Common Stock as of the shareholder record date of March 12, 2002 for this Annual Meeting (the "Aggregate Limit"). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The aggregate number of shares of stock which may be awarded or granted under the Plan beginning on or after April 24, 2002 for Performance Stock, restricted stock and other stock-based awards may not exceed 33% of the Aggregate Limit. There is no comparable restriction on the aggregate number of shares of stock that may be awarded or granted under the Plan for non-qualified stock options and SARs.

The Aggregate Limit shall be reduced by the number of shares of stock subject to any award, unless the terms of such award preclude the distribution of such award stock in settlement of such award. The Aggregate Limit shall be increased by shares that are: (i) subject to any award that is forfeited, settled in cash or property other than stock, or are otherwise not distributable under the award, unless the terms of such award preclude the distribution of stock in settlement of such award; (ii) tendered to pay the exercise or purchase price of an award; (iii) withheld or tendered to satisfy applicable wage or other required withholding in connection with the exercise, vesting or payment of, or other event related to, an award; or (iv) repurchased by the Corporation with the option proceeds in respect of the exercise of a stock option. The Aggregate Limit shall not be reduced by shares subject to awards granted in substitution of awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Corporation.

The Plan is administered by the Compensation Committee of the Board of Directors. The Committee has the authority to select employees to whom awards are to be granted, to determine the types of awards and the number of shares covered thereby, and to establish the terms, conditions and provisions of such awards. The Committee has the authority to interpret the Plan and to establish, amend and repeal administrative rules and regulations relating to the Plan, and to otherwise supervise the overall administration of the Plan. Officers and other employees of the Corporation and its subsidiaries and affiliates are eligible to be participants under the Plan; provided, however, no outside director of the Corporation or member of the Compensation Committee shall be eligible to participate in the Plan. As of March 12, 2002, approximately 1,800 officers and employees were eligible to participate in the Plan.

The Plan shall operate in addition to the Corporation's existing executive benefit plans and programs. In particular, grants pursuant to the 1993 Employee Stock Incentive Plan ("1993 Plan") shall continue to be made.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spinoff or other change in corporate structure affecting the Common Stock, an appropriate adjustment shall be made in the aggregate number of shares which may be distributed under the Plan, in the number and option price of shares subject to outstanding options, and in the number of shares subject to other outstanding awards as the Compensation Committee shall determine.

Stock Options

The Plan provides that the option price pursuant to which Common Stock may be purchased shall be fixed by the Compensation Committee, but shall not be less than 100% of the fair market value of the Corporation's Common Stock on the date the option is granted. The term of each option shall be fixed by the Compensation Committee; however, no option shall be exercisable more than ten years after grant. Payment of the purchase price shall be in cash or if permitted by the Committee through delivery of shares of Common Stock having a fair market value equal to the purchase price, or by a combination of cash and Common Stock. Unless otherwise determined by the Committee, if a participant's employment with the Corporation is terminated, except for cause, a stock option that has vested may generally be exercised for six months after termination. In the event of retirement, disability or death of a participant, any stock option may be exercised for a specified period of time after such event as set forth in the Plan.

Stock Appreciation Right

The Compensation Committee has the right to grant SARs in conjunction with all or any part of a stock option. Upon the exercise of a SAR, the holder shall be entitled to receive the excess of the fair market value of the shares for which the SAR is exercised over the option price of the related stock option. Payment by the Corporation upon such exercise shall be in cash or in Common Stock of the Corporation, or a combination of cash and Common Stock, as the Committee shall determine. Upon the exercise of a SAR, the stock option to which such SAR is related shall be deemed to have been exercised.

Performance Stock and Restricted Stock

The Plan permits the Compensation Committee to make awards of Performance Stock and restricted stock. Performance Stock is an award of shares whose vesting and forfeiture restrictions are related to the attainment of one or more performance goals and objectives (including the goals and objectives described below under "Section 162(m)") and such other terms and conditions as may be specified by the Compensation Committee. Restricted stock is an award of shares whose vesting and forfeiture restrictions are related to the participant's continued service with the Corporation for a specified period of time and such other terms and conditions as may be specified by the Committee. The Committee shall determine the time or times within which such awards shall be subject to forfeiture, and all of the other terms and conditions of such grants. Recipients of Performance Stock and restricted stock are not required to provide consideration to the Corporation, other than the rendering of services. Performance Stock and restricted stock may not be sold by the recipient during the forfeiture period determined by the Committee. The participant shall have, with respect to such stock awards, all of the rights of a shareholder of the Corporation, including the right to vote such shares and the right to receive dividends. Subject to certain exceptions set forth in the Plan, upon termination of employment during the restriction period, all shares still subject to restriction shall be forfeited by the participant.

Other Stock-Based Awards

The Compensation Committee shall, in addition to Performance Stock and restricted stock, have the authority under the Plan to make awards of stock that are valued in whole or in part by reference to, or are otherwise based upon, the Common Stock of the Corporation, including but not limited to cash settled performance shares, cash or stock settled stock appreciation rights, shares valued by reference to subsidiary performance, and phantom stock and similar units, which awards may be granted either alone or in addition to or in tandem with other awards. Each stock-based award shall be confirmed by and shall be subject to the terms of an agreement executed by the participant and the Corporation. The terms and conditions of said award shall be specified in said agreement and shall be determined at the discretion of the Committee. An award may include the right by a participant to receive, either currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award.

Term

The Plan does not have a fixed expiration date and would continue in effect until all available shares under the Plan have been issued, unless earlier terminated by the Board of Directors.

Amendments to the Plan

The Plan may be amended by the Board of Directors, except that without the approval of the shareholders, the Board may not adopt any amendment which re quires shareholder approval under Section 162(m) and the securities laws.

Change in Control

The Plan provides that in the event of a change in control of the Corporation, except as otherwise provided in the agreement of grant, all SARs outstanding and all stock options granted shall become fully exercisable and vested. Except as otherwise provided in the agreement of grant, the restriction and deferral limitations applicable to any grants of Performance Stock, restricted stock and other stock-based awards shall lapse and such shares shall be fully vested. Except as otherwise provided in the agreement of grant, all outstanding stock options, SARs, Performance Stock, restricted stock and other such stock-based awards shall, at the discretion of the Compensation Committee, be either cashed out or converted into awards based upon publicly traded common stock of the corporation that acquires the Corporation.

Tax Aspects of the Plan

The Corporation believes that under present law the following are the federal tax consequences generally arising with respect to awards granted under the Plan. The grant of an option or SAR will create no tax consequences for an optionee or the Corporation. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercising an option (other than an ISO) or a SAR, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Corporation will be entitled to a deduction for the same amount. The treatment of an optionee's disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO, or by exercising a non-qualified option or a SAR. Generally, there will be no tax consequences to the Corporation in connection with a disposition of shares acquired under an option, except that the Corporation may be entitled to a deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

With respect to awards of Performance Stock, restricted stock, or other stock-based awards granted under the Plan which are either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair mar-ket value of the shares received, and the Corporation will be entitled to a deduction for the same amount. With respect to awards that are restricted as to transferability and subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares become transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, and the Corporation would be entitled to a deduction for the same amount.

Section 162 (m)

Section 162(m) limits the Corporation's tax deduction to $1 million per year for certain compensation paid to each of the Corporation's covered executives. This limitation does not apply to "performance-based compensation." Options and SARs may qualify as performance-based compensation if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to any participant over a specified period. Other awards may qualify as performance-based compensation if payment under such awards is made: (i) on account of the achievement of one or more objective performance goals established by a compensation committee consisting exclusively of two or more outside directors, (ii) pursuant to certain terms approved by shareholders, including the maximum amount payable to any individual and performance goals to be used, and (iii) following certification by such a compensation committee that the performance goals and other material conditions precedent to payment have been satisfied.

Accordingly, the Board of Directors is also seeking shareholder approval of the Plan to permit the Corporation to continue to deduct for tax purposes compensation paid to covered executives under awards that qualify as performance-based compensation ("Qualifying Awards").

The Plan provides that two types of Qualifying Awards may be granted under the Plan. The first type is stock options and SARs. No participant may be granted in any 60-month period stock options (including stock options granted in tandem with a SAR) under the Plan which, in the aggregate, cover more than 2,000,000 shares of the Corporation's Common Stock.

The second type includes performance grants and any other award (other than options and SARs) whose payment is conditioned upon the attainment of the performance objectives for the performance goals established by the Committee for a performance cycle in accordance with the provisions of Section 162(m). More than one performance goal may apply to a given performance cycle based upon the attainment of the performance objectives for any of the performance goals applicable to the cycle. The duration of a performance cycle shall be determined by the Committee, and the Committee shall be authorized to permit overlapping or consecutive performance cycles. The performance goals that may be selected by the Committee for a performance cycle include any of the following: diluted earnings per share, net income, net operating income, pretax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to shareholders, EBITDA, economic profit, and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The Committee shall have the discretion, by participant and by award, to reduce (but, in the case of Qualifying Awards only, not to increase) some or all of the amount that would otherwise be payable under the award by reason of the satisfaction of the performance objectives set forth in the Qualifying Award.

For any performance cycle with a duration of 36 months, no participant may receive Qualifying Awards covering more than 150,000 shares of stock or which provide for the payment for such performance cycle of more than 150,000 shares of stock (or cash amounts based on the value of more than 150,000 shares of stock). For a performance cycle that is longer or shorter than 36 months, the maximum limits set forth in the previous sentence shall be adjusted by multiplying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is 36.

The aggregate number of shares to be awarded or granted by the Corporation under the Plan beginning on or after April 24, 2002 for Performance Stock, restricted stock and other stock-based awards shall not exceed 33% of the Aggregate Limit. There shall be no comparable limitation, however, on the aggregate number of shares awarded or granted by the Corporation under the Plan for non-qualified stock options or SARs.

Because the amounts to be received under the 2002 Stock Incentive Plan can only be determined with precision in the future, the table below shows the grants that will be granted in April 2002 for the named executive officers; for all current executive officers, as a group; for all current directors who are not executive officers, as a group; and for all employees, including all current officers who are not executive officers, as a group.

                                                                                          Other Stock-based
                                                                                          Awards: Long-term
                                                                                             Restricted
                                                                     Option Awards      Performance Shares(2)
                                                                 ---------------------- ---------------------
                                                                               Shares
                                                                 Exercise or Underlying
                                                                 Base Price   Options     Dollar
Name                                                              Per Share   Granted    Value(1)   Shares(#)
----                                                             ----------- ---------- ----------- ---------
Harold W. McGraw III                                                 $65       179,000  $   900,000   13,846
  Chairman of the Board, President and Chief Executive Officer
Robert J. Bahash                                                     $65        52,000  $   430,500    6,623
  Executive Vice President, Chief Financial Officer
Kenneth M. Vittor                                                    $65        32,000  $   210,000    3,231
  Executive Vice President and General Counsel
Barbara B. Maddock                                                   $65        31,000  $   207,500    3,192
  Executive Vice President, Organizational Effectiveness
Peter Watkins                                                        $65        20,000  $   185,000    2,846
  Executive Vice President and Chief Technology Officer
All current executive officers, as a group                           $65       417,750  $ 2,786,600   42,870
All current directors who are not executive officers, as a group      --            --           --       --
All nominees herein for election as directors                         --            --           --       --
All employees, including all current officers who are not            $65     4,628,400  $11,993,500  184,515
  executive officers, as a group

--------
(1) Based on the mean of the high and low trading prices of the Corporation's Common Stock on February 5, 2002 of $65.00.
(2) Actual amount earned may be less than, equal to, or greater than the amount shown depending upon the Corporation's performance during 2002 to 2004.

Approval and Related Matters

The affirmative vote of the holders of a majority of the votes cast of Common Stock and $1.20 Convertible Preference Stock, voting together as a single class, is required to approve the Plan.

The following resolution will be offered by the Board of Directors at the Annual Meeting:

   RESOLVED: That the 2002 Stock Incentive Plan in the form of Exhibit B as appended to this Proxy Statement be, and hereby is, authorized, approved and adopted.

The Board of Directors' Recommendation

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.

            3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

During the year ended December 31, 2001, Ernst & Young LLP audited the consolidated financial statements of the Corporation and its subsidiaries.

Audit Fees

During the year ended December 31, 2001, Ernst & Young LLP billed the Corporation an aggregate of $2.4 million in fees for professional services rendered for the audit of the Corporation's annual financial statements for the year ended December 31, 2001, and for the reviews of the financial statements included in the Corporation's Forms 10-Q filed with the Securities and Exchange Commission for the year ended December 31, 2001.

All Other Fees

During the year ended December 31, 2001, Ernst & Young LLP billed the Corporation an aggregate of $4.8 million in fees for professional services rendered for services other than those included under the paragraph referred to above under the heading "Audit Fees". Said $4.8 million included audit-related services of $1.4 million and non-audit services of $3.4 million. Audit-related services generally included fees for pension and other special purpose audits, accounting consultations, acquisition assistance and securities registration statements. Non-audit related services generally included fees for tax compliance and tax advice. Ernst & Young LLP did not bill the Corporation any amounts for Financial Information Systems Design and Implementation Fees.

The Board of Directors, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the Corporation's independent auditors for 2002. Although not required to do so, the Board is submitting the selection of this firm for ratification by the Corporation's shareholders to ascertain their views. Ernst & Young LLP has advised the Corporation that it has no direct, nor any material indirect, financial interest in the Corporation or any of its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.

The following resolution will be offered by the Board of Directors at the
Meeting:

   RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP as independent auditors for this Corporation and its subsidiaries for 2002 be, and hereby is, ratified and approved.

The Board of Directors' Recommendation

Your Board recommends that you vote FOR this resolution. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted for this resolution.

                 4. SHAREHOLDER PROPOSAL REQUESTING SHAREHOLDER
                             VOTE ON POISON PILLS


An individual shareholder has given notice that he, or his designee, intends to make the following proposal at the Annual Meeting. The name and address of the proponent and the number of shares he owns will be furnished by the Corporation to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request made to the Secretary of the Corporation, 1221 Avenue of the Americas, New York, New York 10020-1095, telephone number (212) 512-2000. The proposed resolution and supporting statement, for which the Board of Directors and the Corporation accept no responsibility, are as follows:

                       SHAREHOLDER'S SUPPORTING STATEMENT

Shareholders request that our Board of Directors seek shareholder approval prior to adopting any poison pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting. The poison pill is an important issue for shareholder vote even if our company does not now have a poison pill or plan to adopt a poison pill in the future. Currently our board can adopt a poison pill and/or redeem a current poison pill and adopt a new poison pill:

    1) At any time
    2) In a short period of time
    3) Without shareholder approval

Negative Effects of Poison Pills on Shareholder Value

A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.

   Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

Additional Support for this Proposal Topic

..  Pills adversely affect shareholder value.
       Power and Accountability
       Nell Minow and Robert Monks

.. The Council of Institutional Investors www.cii.org/ciicentral/policies.htm & www.cii.org recommends shareholder approval of all poison pills.

Institutional Investor Support for Shareholder Vote

Many institutional investors believe poison pills should be voted on by shareholders. A poison pill can insulate management at the expense of shareholders. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate. We believe a shareholder vote on poison pills will avoid an unbalanced concentration of power in our directors who could focus on narrow interests at the expense of the vast majority of shareholders.

Institutional Investor Support Is High-Caliber Support

This proposal topic has significant institutional support. Shareholder right to vote on poison pill resolutions achieved a 57% average yes-vote from shareholders at 26 major companies in 2000 (Percentage based on yes-no votes). Institutional investor support is high-caliber support. Institutional investors have the advantage of a specialized staff and resources, long-term focus, fiduciary duty and independent perspective to thoroughly study the issues involved in this proposal topic.

68% Vote at a Major Company

This proposal topic won 68% of the yes-no vote at the Burlington Northern Santa Fe (BNI) 2001 annual meeting. The text of the BNI proposal, which has further information on poison pills, is available at The Corporate Library web site under Proposals.

Shareholder Vote Precedent Set by Other Companies

In recent years, various companies have been willing to redeem poison pills or at least allow shareholders to have a meaningful vote on whether a poison pill should remain in force. We believe that our company should do so as well.

                 In the interest of shareholder value vote yes:
                        SHAREHOLDER VOTE ON POISON PILLS
                                    YES ON 4

                             THE BOARD OF DIRECTORS
                        RECOMMENDS A VOTE AGAINST THIS P
                                    ROPOSAL

                      Directors' Statement in Opposition

The Board of Directors unanimously recommends a vote AGAINST this proposal because the Board believes that the Corporation's shareholder rights plan is an important tool that enables the Board to maximize shareholder value in the event of a proposed acquisition of control of the Corporation. The shareholder rights plan also allows the Board to protect the Corporation and its shareholders from unfair and coercive takeover tactics, such as a partial or two-tier tender offer, a "creeping acquisition" or other tactics that the Board believes are unfair to the Corporation's shareholders. Similar plans have been adopted by over 2,200 companies, including nearly 60% of the Standard & Poor's 500.

The shareholder rights plan is not intended to prevent a takeover of the Corporation. Nor does the rights plan change or diminish the fiduciary obligations of the Corporation's Board of Directors. The rights plan strengthens the ability of the Board, nine of whose ten members are independent outside directors, to fulfill its fiduciary duties under New York law. Because the Board, prior to the acquisition of 20% of the Corporation's common shares by an acquirer, has the power to redeem the rights issued under the rights plan and thereby remove the impediment to the completion of an acquisition of the Corporation, a prospective acquirer seeking to persuade the Board to redeem the rights may propose a higher takeover price, an offer for all shares rather than a partial offer or better takeover terms than would be proposed if no shareholder rights plan were in place. The Board is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and seek a higher price if there is to be a sale of the Corporation. In sum, the rights plan allows your Board to evaluate offers, investigate alternatives, and take the necessary steps to maximize shareholder value. Without the protection of the rights plan, your Board would lose important bargaining power in negotiating the transaction with a potential acquiror or pursuing a potentially superior alternative.

Merger and acquisition activity over the last ten years shows that rights plans neither prevent unsolicited offers from occurring nor prevent companies from being acquired at prices that are fair and adequate to shareholders. In fact, a study by J.P. Morgan pub-lished in 2001, analyzing 397 acquisitions of U.S. public companies from 1997 to 2000 where the purchase price exceeded $1 billion, found that companies with rights plans in place received a median premium of 35.9% compared to 31.9% for companies without a rights plan. A 1997 study published by Georgeson & Company of takeover premiums during the period from 1992 to 1996 also concluded that premiums paid to acquire target companies with shareholder rights plans were higher than premiums paid for target companies that did not have such plans. In addition, the Georgeson study concluded that the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid and that rights plans did not reduce the likelihood that a company would become a takeover target. Thus, empirical evidence suggests that rights plans serve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power resulting in higher value for shareholders. Indeed, many companies with rights plans have received unsolicited takeover proposals and have redeemed their rights after their Board of Directors concluded that the offer, as negotiated by such Board of Directors, adequately reflected the intrinsic value of the company and was fair and equitable to all shareholders.

To redeem the rights plan now, in the absence of an acquisition proposal, would remove an important tool that the Board should have for the protection of shareholders and would leave shareholders vulnerable to an unsolicited and potentially coercive and unfair takeover offer. In the Board's view, this would eventually reduce long-term value for shareholders. The Board therefore believes that any decision to redeem the rights plan should be made by the Board in the context of a specific acquisition proposal.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal. Unless otherwise specified by the shareholder, the Board intends the accompanying proxy to be voted against this proposal.

                               5. OTHER MATTERS

The Board of Directors knows of no other matters which may properly be brought before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers, and persons who own more that 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the Common Stock and other equity securities of the Corporation.

Based solely on the Corporation's review of copies of such reports and written representations that no other reports were required, the Corporation believes that all of its directors and executive officers filed all of said reports on a timely basis during 2001 except for Frank D. Penglase, who filed one late report on Form 5 disclosing one transaction due to an administrative oversight.

Deadlines for Submission of Shareholder Proposals

There are two different deadlines for the submission of shareholder proposals.

Shareholder proposals which are being submitted for inclusion in the Corporation's proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices, 1221 Avenue of the Americas, New York, New York 10020-1095, on or before November 26, 2002. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Securities Exchange Act of 1934.

Under the Corporation's By-Laws, shareholder proposals which are being submitted other than for inclusion in the Corporation's proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders must be received by the Corporation at its principal executive offices, 1221 Avenue of the Americas, New York, New York 10020-1095, no earlier than December 24, 2002 and no later than January 24, 2003. Such proposals when submitted must be in full compliance with applicable law and the Corporation's By-Laws.

                                             By Order of the Board of Directors

                                             SCOTT L. BENNETT
                                             Senior Vice President, Associate
                                             General Counsel and Secretary

                                             New York, New York
                                             March 25, 2002

                                                                      EXHIBIT A

================================================================================

                            AUDIT COMMITTEE CHARTER

                      (Effective as of February 27, 2002)


================================================================================

                            AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

    1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    2. Review with management the annual audited financial statements, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

    3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, and a description of any transactions for which management obtained Statement on Auditing Standards No. 50 letters.

    4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

    5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

    6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
    7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

    8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

    9. Review the quality control procedures of the independent auditor.

   10. Approve the fees to be paid to the independent auditor.

   11. Approve the retention of the independent auditor for non-audit services and the fee for such service in accordance with the Company's independence guidelines.

   12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor.

   13. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

   14. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

   15. Review the appointment and replacement of the senior internal auditing executive.

   16. Review the significant reports to management prepared by the internal auditing department and management's responses.

   17. Meet with the independent auditor prior to the year-end audit to review the scope of year-end work and coordination of efforts between the independent auditors and the internal audit department.

   18. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, which pertains to an auditor's responsibility when the auditor discovers an illegal act, has not been implicated.

   19. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Ethics, including disclosures of insider and affiliated party transactions.

   20. Discuss with the independent auditor the matters required to be discussed by generally accepted auditing standards relating to the conduct of the audit (per Statement on Auditing Standards No. 61).

   21. Review with management and the independent auditor any correspondence with regulators regarding the Company's financial statements or accounting policies, and review any employee complaints or published reports which management believes are meritorious and which raise material issues regarding the Company's financial statements or accounting policies.

   22. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

       (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

       (b) Any changes required in the planned scope of the internal audit.

       (c) The internal audit department responsibilities, budget and staffing.

   23. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

   24. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Ethics.

   25. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

   26. Meet at least quarterly with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Business Ethics.

                                                                      EXHIBIT B

================================================================================

                        THE McGRAW-HILL COMPANIES, INC.

                           2002 Stock Incentive Plan

















================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.  Purpose: Definitions..........................................  B-1
SECTION 2.  Administration................................................  B-3
SECTION 3.  Stock Subject to Plan.........................................  B-4
SECTION 4.  Eligibility...................................................  B-5
SECTION 5.  Stock Options.................................................  B-5
 (a) Option Price.......................................................... B-6
 (b) Option Term........................................................... B-6
 (c) Exercisability........................................................ B-6
 (d) Method of Exercise.................................................... B-6
 (e) Non-Transferability of Options........................................ B-7
 (f) Termination by Death.................................................. B-7
 (g) Termination by Reason of Disability................................... B-7
 (h) Termination by Reason of Retirement................................... B-7
 (i) Termination by Reason of a Division Sale.............................. B-8
 (j) Other Termination..................................................... B-8
SECTION 6.  Stock Appreciation Rights...................................... B-8
 (a) Grant and Exercise.................................................... B-8
 (b) Terms and Conditions.................................................. B-8
SECTION 7.  Stock Awards................................................... B-9
 (a) Stock Awards in General............................................... B-9
 (b) Performance Stock..................................................... B-9
 (c) Restricted Stock...................................................... B-9
 (d) Conditions of Stock Awards............................................ B-10
 (e) Restrictions and Conditions of Shares................................. B-10
SECTION 8.  Other Stock-Based Awards....................................... B-11
 (a) Other Stock-Based Awards in General................................... B-11
 (b) Terms and Conditions.................................................. B-11
SECTION 9.  Qualifying Awards.............................................. B-12
 (a) General............................................................... B-12
 (b) Qualifying Stock Options and Stock Appreciation Rights................ B-12
 (c) Qualifying Awards other than Stock Options and Stock Appreciation
      Rights............................................................... B-12
SECTION 10. Change In Control Provisions................................... B-13
 (a) Impact of Event....................................................... B-13
 (b) Definition of "Change in Control"..................................... B-14
 (c) Change in Control Price............................................... B-15
SECTION 11. Amendments and Termination..................................... B-15
SECTION 12. Unfunded Status of Plan........................................ B-15
SECTION 13. General Provisions............................................. B-15
SECTION 14. Effective Date and Duration of Plan............................ B-16

                        THE McGRAW-HILL COMPANIES, INC.

                           2002 Stock Incentive Plan

SECTION 1.  Purpose: Definitions.

The purpose of The McGraw-Hill Companies, Inc. 2002 Stock Incentive Plan (the "Plan" ) is to enable the Company to offer its employees long-term performance-based stock incentives and other equity interests in McGraw-Hill, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between employees and McGraw-Hill's shareholders.

For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Aggregate Limit" shall have the meaning set forth in Section 3(a).

     (b) "Award" means a Stock Option, Stock Appreciation Right, Stock Award, Other Stock-Based Award or Qualifying Award.

     (c)  "Award Documentation" shall have the meaning set forth in Section
          2(d).

     (d) "Board" means the Board of Directors of McGraw-Hill.

     (e) "Cause" shall mean, except as otherwise defined in an employee's employment agreement or the Award documentation in respect of an Award, the employee's misconduct in respect of the employee's obligations to the Company or other acts of misconduct by the employee occurring during the course of the employee's employment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company; provided that in no event shall unsatisfactory job performance alone be deemed to be "Cause"; and provided further that no termination of employment that is carried out at the request of a person seeking to accomplish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for "Cause".
     (f) "Change in Control" and "Change in Control Price" shall have meanings set forth, respectively, in Sections 10(b) and (c).

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (h) "Commission" means the Securities and Exchange Commission or any successor thereto.

     (i) "Committee" means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board or by a committee of Board members.

     (j) "Company" means McGraw-Hill and all domestic and foreign corporations, partnerships and other legal entities of which at least 20% of the voting securities or ownership interests in such corporations, partnerships or other legal entities are owned directly or indirectly by McGraw-Hill.

     (k) "Disability" means, with respect to an Award, disability as defined under the Company's long-term disability plan applicable to the recipient of such Award.

     (l) "Division Sale" means the sale, transfer, or other disposition to a third party not affiliated with the Company of substantially all of the assets or all of the capital stock of a business unit of the Company, but excluding a Change in Control.

     (m) "Early Retirement" means retirement from the Company on or after attaining age 55, but before attaining age 65, after having completed at least 10 years of service with the Company and being eligible to receive Company pension benefits.

     (n) "Effective Date" shall have the meaning set forth in Section 14.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (p) "Fair Market Value" for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date, the mean between the highest and lowest prices at which the Stock is actually traded on such date as reported on the Consolidated Transaction Reporting System, or, if there is no sale of the Stock on such date, the mean between the bid and asked prices on such Exchange at the close of the market on such date or, if there is no bid and asked activity on such date, such value as may be determined by the Committee in good faith.

     (q) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
         Section 422 of the Code.

     (r) "Individual Limit" shall have the meaning set forth in Section 3(a).

     (s) "ISO Limit" shall have the meaning set forth in Section 3(b).

     (t) "Limited Stock Appreciation Right" shall have the meaning set forth in
         Section 6(b)(iv).

     (u) "McGraw-Hill" means The McGraw-Hill Companies, Inc., a corporation organized under the laws of the State of New York, or any successor corporation.

     (v) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (w) "Normal Retirement" means retirement from active employment with the Company on or after age 65.

     (x) "Other Stock-Based Award" means an award under Section 8 that is payable in cash or Stock and is valued in whole or in part by reference to, or is otherwise based on, Stock.

     (y) "Outstanding Common Stock" shall have the meaning set forth in Section 10(b)(i).

     (z) "Outstanding Voting Securities" shall have the meaning set forth in
         Section 10(b)(i).

    (aa) "Performance Stock" means an award of shares of Stock under Section 7 whose vesting and forfeiture restrictions relate to the attainment of performance goals and objectives.

    (bb) "Plan" means The McGraw-Hill Companies, Inc. 2002 Stock Incentive Plan, as hereinafter amended from time to time, including any rules, guidelines or interpretations of the Plan adopted by the Committee.

    (cc) "Qualifying Award" means an Award made in accordance with the provisions of Section 9.

    (dd) "Restricted Stock" means an award of shares of Stock under Section 7 whose vesting and forfeiture restrictions relate to the participant's continued service with the Company for a specified period of time.

    (ee) "Restriction Period" shall have the meaning set forth in Section 7(e)(ii).

    (ff) "Retirement" means Normal or Early Retirement.

    (gg) "Stock" means the Common Stock, $1.00 par value per share, of McGraw-Hill.

    (hh) "Stock Award" means an award of Performance Stock or Restricted Stock under Section 7.

    (ii) "Stock Appreciation Right" means the right granted under Section 6 to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

    (jj) "Stock Option" means any option to purchase shares of Stock granted under Section 5.

SECTION 2.  Administration.

     (a) The Plan shall be administered by the Committee. The Committee shall have full authority to grant Awards, pursuant to the terms of the Plan, to officers and other employees eligible under Section 4.

    In particular, the Committee shall have the authority:

         (i) to select the officers and other employees of the Company to whom Awards may from time to time be granted;

        (ii) to determine whether and to what extent the individual types of Awards are to be granted to one or more eligible employees;

       (iii) to determine the number of shares to be covered by each Award;

        (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award (including, but not limited to, the share price, any restriction or limitation, the granting of restoration options, or any vesting acceleration or forfeiture waiver, based on such factors as the Committee shall determine, in its sole discretion);

         (v) to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis or in conjunction with or apart from cash awards made by the Company outside of this Plan; and

        (vi) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash.

     (b) Subject to Section 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

     (c) The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to one or more members of the Committee or to one or more officers of the Company; provided, however, that the Committee may not delegate its authority under
         Section 2(b) or its authority to make Qualifying Awards or Awards to participants who are delegated authority hereunder or who are subject to the reporting rules under Section 16(a) of the Exchange Act at the time the Award is made. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate any authority to any person or persons hereunder. The Committee may, at any time, rescind any delegation hereunder and any person or persons who are delegated authority hereunder shall, at all times, serve in such capacity at the pleasure of the Committee. Any action undertaken by any person or persons in accordance with a delegation hereunder shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to such person or persons.

     (d) In connection with the grant of an Award, the Committee shall specify the form of award documentation (the "Award Documentation" ) to set forth the terms and conditions of the Award. Award Documentation may include, without limitation, an agreement signed by the participant and the Company or a certificate signed only by the Company. Award Documentation may be in written, electronic or other form approved by the Committee.

SECTION 3.  Stock Subject to Plan.

     (a) The total number of shares of Stock reserved and available for distribution under the Plan shall be 4.9% of the number of issued and outstanding shares as of the shareholder record date for the Annual Meeting of Shareholders to be held on April 24, 2002 (the "Aggregate Limit" ). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Aggregate Limit shall be reduced by the number of shares of Stock subject to any Award, unless the terms of such Award preclude the distribution of such Stock in settlement of such Award. No eligible person may be granted under the Plan in any 60-month period Stock Options (including, for this purpose, Stock Options granted in tandem with a Stock Appreciation Right or Limited Stock Appreciation Right) or Other Stock-Based Awards in the form of stock appreciation rights which, in the aggregate, cover more than 2,000,000 shares of Stock (the "Individual Limit" ).

     (b) The aggregate number of shares of Stock subject to Stock Awards and Other Stock-Based Awards shall not exceed 33% of the Aggregate Limit. There shall be no comparable limitation, however, on the aggregate number of shares of Stock subject to Stock Options or Stock Appreciation Rights; provided, however, that the aggregate number of shares of Stock subject to Incentive Stock Options granted under this Plan shall not exceed 4.9% of the number of issued and outstanding shares as of the shareholder record date for the Annual Meeting of Shareholders to be held on April 24, 2002 (the "ISO Limit" ).

(c )  The Aggregate Limit shall be increased by shares of Stock that are

         (i) subject to any Award that is forfeited, settled in cash or property other than Stock, or are otherwise not distributable under the Award, unless the terms of such Award preclude the distribution of Stock in settlement of such Award;

        (ii) tendered to pay the exercise or purchase price of an Award;

       (iii) withheld or tendered to satisfy applicable wage or other required withholding in connection with the exercise, vesting or payment of, or other event related to, an Award; or

        (iv) repurchased by the Company with the option proceeds (determined under generally accepted accounting principles) in respect of the exercise of a Stock Option; provided, however, that the Aggregate Limit shall not be increased under this Section 3(c)(iv) in respect of any Stock Option by a number of shares of Stock greater than (A) the amount of such proceeds, divided by (B) the Fair Market Value on the date of exercise.

     (d) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend (other than a dividend or its equivalent which is credited to a Plan participant or a regular cash dividend), Stock split, spinoff or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number and the kind of shares reserved for issuance under the Plan, in the maximum number of shares issuable to any single participant, in the number, kind and option price of shares subject to outstanding Stock Options, and in the number and kind of the shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

     (e) The Aggregate Limit shall not be reduced by shares subject to Awards granted in substitution of awards granted by a business or entity that is acquired by, or whose assets are acquired by, the Company.

SECTION 4.  Eligibility.

Officers and other employees of the Company (but excluding members of the Committee and any person who serves only as a director of the Board) who are responsible for or contribute to the management, growth or profitability of the business of the Company are eligible for Awards. Eligibility under the Plan shall be determined solely by the Committee.

SECTION 5.  Stock Options.

Stock Options may be granted alone or in addition to other Awards. Stock Options shall be in such form as the Committee may from time to time approve. Stock Options may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that the Committee may not grant to any participant Incentive Stock Options in respect of shares constituting part of the ISO Limit on or after the tenth anniversary of the earlier of (i) the date of the approval of the Plan by the Board or (ii) the Effective Date.

Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, including the grant of restoration options, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock subject to a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant.

     (b) Option Term. The option term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall be exercisable more than ten years after the date of grant.

     (c) Exercisability.

         (i) Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that, except as provided in Sections 5(f), (g), (h) and (i) and Section 10, unless the Committee otherwise determines at or after the time of grant, no Stock Option shall be exercisable prior to the first anniversary of the date of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

        (ii) Notwithstanding anything in this Section 5 to the contrary, if an optionee dies during a post-termination exercise period under
             Section 5(g), (h), (i) or (j), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of death or, in the case of an Incentive Stock Option, for a period of one year from the date of death or until the expiration of the option term, whichever period is shorter.

     (d) Method of Exercise.

         (i) Subject to whatever installment exercise and waiting period provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Subject to Section 5(d)(iv), such notice shall be accompanied by payment in full of the option price in such form as the Committee may accept.

        (ii) If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of unrestricted Stock duly owned by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances) based, in each such case, on the Fair Market Value of the Stock on the last trading date preceding payment, as determined by the Committee. Unless otherwise determined by the Committee at or after the time of grant, such payment may be made by constructive delivery of such shares of owned and unrestricted Stock pursuant to an attestation or other similar form as determined by the Committee.

       (iii) Subject to Section 5(d)(iv), no shares of Stock shall be distributed until payment therefor, as provided herein, has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Stock Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13(a).

        (iv) Stock Options may also be exercised pursuant to a cashless exercise procedure approved by the Committee pursuant to which shares of Stock are sold by a broker or other appropriate third party on the market with the proceeds of such sale (or, if applicable, extension of credit by such broker) remitted to the Company to pay the exercise price of the Stock Option and the applicable withholding taxes, and the balance of such proceeds (less commissions and other expenses of such sale) paid to the optionee.

     (e) Non-Transferability of Options. Unless the Committee determines otherwise at or after grant, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and, unless the Committee determines otherwise at or after grant, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Termination by Death. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of death or, for an Incentive Stock Option, for a period of one year from the date of death or until the expiration of the option term, whichever period is the shorter.

     (g) Termination by Reason of Disability. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the optionee, subject to Section 5(c)(ii), for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the option term, whichever period is the shorter.

     (h) Termination by Reason of Retirement. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment by the Company terminates by reason of Normal Retirement, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the optionee, subject to Section 5(c)(ii), for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the option term, whichever period is the shorter. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment with the Company terminates by reason of Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee to the extent it was exercisable at the date of retirement, subject to Section 5(c)(ii), for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the option term, whichever period is the shorter. If and only if the Committee so approves at the time of Early Retirement, if an optionee's employment with the Company terminates by reason of Early Retirement, any Stock Option held by the optionee shall be fully vested and may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

     (i) Termination by Reason of a Division Sale. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment by the Company terminates by reason of a Division Sale, any Stock Option held by such optionee shall be fully vested and may thereafter be exercised by the optionee, subject to Section 5(c)(ii), for a period of six months (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the option term, whichever period is the shorter; provided, however, that, if the optionee shall be, on the date of the Division Sale, eligible for Early Retirement, any unexercised Stock Option held by such optionee may thereafter be exercised by the optionee, subject to Section 5(c)(ii), until the expiration of the option term.

     (j) Other Termination. Unless the Committee otherwise determines at or after the time of grant, if an optionee's employment terminates for any reason other than death, Disability, Retirement, Division Sale or for Cause, any Stock Option held by such optionee may thereafter be exercised by the optionee to the extent it was exercisable at the date of termination, subject to Section 5(c)(ii), for a period of six months (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the option term, whichever period is the shorter. If an optionee's employment with the Company is involuntarily terminated by the Company for Cause, the Stock Option shall thereupon terminate and shall not be exercisable thereafter.

SECTION 6.  Stock Appreciation Rights.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

         A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option; except that, unless the Committee otherwise determines, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

         (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
             Section 5 and this Section 6.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash, shares of Stock or a combination thereof equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Subject to Section 6(b)(iv), the form of payment of a Stock Appreciation Right may be specified by the Committee at or after the date of grant or be subject to Committee approval after grant, or the Committee may specify at or after the time of grant that a participant may elect the form of payment at the time of the exercise of a Stock Appreciation Right.

       (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e).

        (iv) In its sole discretion, the Committee may grant at or after the date of grant of an Option "Limited Stock Appreciation Rights", i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Limited Stock Appreciation Rights shall be settled solely in cash.

SECTION 7.  Stock Awards.

     (a) Stock Awards in General. Stock Awards may be awarded either alone or in addition to other Awards. Stock Awards may be of two types: (i) Performance Stock and (ii) Restricted Stock. The Committee shall have authority to award to any participant Performance Stock, Restricted Stock or both types of Stock Awards. The Committee shall determine, in its sole discretion, the eligible persons to whom, and the time or times at which, grants of Stock Awards will be made, the number of shares subject to Stock Awards, the price (if any) to be paid by the recipient (subject to Section 7(d)), the time or times within which Stock Awards may be subject to forfeiture, the performance goals and objectives and performance periods applicable to, the vesting schedule and rights to acceleration of, and all other terms and conditions of the Stock Awards. The provisions of Stock Awards need not be the same with respect to each recipient, and, with respect to individual recipients, need not be the same in subsequent years.

     (b) Performance Stock. Performance Stock is an award of Stock whose vesting and forfeiture restrictions are related to the attainment of one or more performance goals and objectives (including the goals and objectives described in Section 9(c)(i)) and such other terms and conditions as may be specified by the Committee at or after the date of grant.

     (c) Restricted Stock. Restricted Stock is an award of Stock whose vesting and forfeiture restrictions are related to the participant's continued service with the Company for a specified period of time and such other terms and conditions as may be specified by the Committee at or after the date of grant.

     (d) Conditions of Stock Awards. Stock Awards shall be subject to the following conditions:

         (i) The purchase price, if any, for shares of Stock subject to a Stock Award shall be set by the Committee at the time of grant.

        (ii) A participant who is selected to receive a Stock Award may be required, as a condition to receipt of such Stock Award, to execute and to deliver to the Company the applicable Award Documentation, and to pay whatever price (if any) is required under Section 7(d)(i).

       (iii) Each participant receiving a Stock Award shall be issued a stock certificate in respect of such shares of Performance Stock or Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:


             "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The McGraw-Hill Companies, Inc. 2002 Stock Incentive Plan and the Award Documentation dated . Copies of such Plan and the Award Documentation are on file in the offices of The McGraw-Hill Companies, Inc., 1221 Avenue of the Americas, New York, NY 10020."

        (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Stock Award, the participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by the Stock Award. The Company may, in lieu of the above provisions of this subparagraph (iv) and the aforesaid subparagraph (iii) with respect to stock certificates, provide for a book entry on behalf of the participant in respect of such shares of Performance Stock or Restricted Stock which shall be subject to the same limitations contained therein.

     (e) Restrictions and Conditions of Shares. The shares subject to a Stock Award shall be subject to the following restrictions and conditions:

         (i) Unless the Committee determines otherwise at or after the time of grant, such shares shall not vest prior to the first anniversary of the date of grant.

        (ii) Subject to the provisions of this Plan and the Award Documentation, during a period set by the Committee commencing with the date of grant (the "Restriction Period" ), the participant shall not be permitted to sell, transfer, pledge or assign such shares. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine, in its sole discretion.

       (iii) Except as provided in Section 7(e)(ii), the participant shall have, with respect to such shares, the right to vote and to receive any dividend or dividend equivalent payments in cash.

        (iv) Subject to the applicable provisions of the Award Documentation and this Section 7, upon termination of a participant's employment with the Company for any reason during the Restriction Period, all such shares still subject to restriction shall vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

         (v) In the event of hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to any such shares of the participant based on such factors as the Committee may deem appropriate.

        (vi) If and when the Restriction Period expires without a prior forfeiture of any such shares, and subject to payment to the Company of the applicable withholding taxes, the certificates for such remaining shares shall be delivered to the participant. Subject to Section 13(a), all legends shall be removed from said certificates at the time of delivery to the participant.

SECTION 8.  Other Stock-Based Awards.

     (a) Other Stock-Based Awards in General. Other awards of Stock and other awards that are payable in cash or Stock and are valued in whole or in part by reference to, or are otherwise based in whole or in part on, Stock ("Other Stock-Based Awards" ), including, without limitation, cash settled performance shares, cash or Stock settled stock appreciation rights, shares valued by reference to subsidiary performance, and phantom stock and similar units, may be granted either alone or in addition to or in tandem with other Awards.

         Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock to be awarded, the cash payment to be made pursuant to, and all other conditions of, Other Stock-Based Awards.

The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Other Stock-Based Awards shall be subject to the following terms and conditions:

         (i) Subject to the provisions of this Plan and the applicable Award Documentation, participants' rights with respect to Other Stock-Based Awards, including the shares subject to Other Stock-Based Awards, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are distributed to the participant, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

        (ii) Unless the Committee otherwise determines at the time of award, subject to the provisions of this Plan and the applicable Award Documentation, recipients of Other Stock-Based Awards shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares or deemed number of shares covered by Other Stock-Based Awards, as determined at or after the time of the award by the Committee, in its sole discretion.

       (iii) Other Stock-Based Awards and any cash payments or Stock covered by Other Stock-Based Awards shall vest or be forfeited to the extent so provided in the applicable Award Documentation, as determined by the Committee, in its sole discretion.

        (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all Other Stock-Based Awards.

         (v) Each Other Stock-Based Award shall be confirmed by, and subject to the terms of, the applicable Award Documentation.

        (vi) Stock distributed on a bonus basis under this Section 8 may be awarded for no cash consideration.

SECTION 9.  Qualifying Awards.

     (a) General. The Committee may, in its sole discretion, grant an Award to any participant with the intent that such Award qualifies as "performance-based compensation" for "covered employees" under Section 162(m) of the Code (a "Qualifying Award" ). The provisions of this
         Section 9 as well as all other applicable provisions of the Plan not inconsistent with this Section 9 shall apply to all Qualifying Awards. Qualifying Awards shall be of the type set forth in paragraph (b) or
         (c) below.

     (b) Qualifying Stock Options and Stock Appreciation Rights.

         (i) Qualifying Awards may be in the form of Stock Options, Stock Appreciation Rights or Other Stock-Based Awards in the form of stock appreciation rights granted by the Committee and subject to the Individual Limit.

     (c) Qualifying Awards other than Stock Options and Stock Appreciation
         Rights.

         (i) Qualifying Awards (other than Stock Options, Stock Appreciation Rights and Other Stock-Based Awards in the form of stock appreciation rights) may be in the form of Stock Awards and Other Stock-Based Awards whose payment is conditioned upon the achievement of the performance objectives described in this paragraph. Amounts earned under such Qualifying Awards shall be based upon the attainment of performance objectives for the performance goals established by the Committee for a performance cycle in accordance with the provisions of Section 162(m) of the Code and the applicable regulations thereunder related to performance-based compensation. More than one performance goal may apply to a given performance cycle and payments may be made for a given performance cycle based upon the attainment of the performance objectives for any of the performance goals applicable to that cycle. The duration of a performance cycle shall be determined by the Committee, and the Committee shall be authorized to permit overlapping or consecutive performance cycles. The performance goals and the performance objectives applicable to a performance cycle shall be established by the Committee in accordance with the timing requirements set forth in Section 162(m) of the Code and the applicable regulations thereunder. The performance goals that may be selected by the Committee for a performance cycle include any of the following: diluted earnings per share, net income, net operating income, pretax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to shareholders, EBITDA, economic profit and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures, and may be measured on an absolute basis or relative to selected peer companies or a market index. The Committee shall have the discretion, by participant and by Qualifying Award, to reduce (but, in the case of Qualifying Awards only, not to increase) some or all of the amount that would otherwise be payable under the

             Qualifying Award by reason of the satisfaction of the performance objectives set forth in the Qualifying Award.

        (ii) For any performance cycle with a duration of thirty-six months, no participant may receive Qualifying Awards under this Section 9(c) covering more than 150,000 shares of Stock or which provide for the payment for such performance cycle of more than 150,000 shares of Stock (or cash amounts based on the value of more than 150,000 shares of Stock). For a performance cycle that is longer or shorter than thirty-six months, the maximum limits set forth in the previous sentence shall be adjusted by multiplying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is thirty-six. Except as otherwise provided in Section 10, no amounts shall be paid in respect of a Qualifying Award granted under this Section 9(c) unless, prior to the date of such payment, the Committee certifies, in a manner intended to meet the requirements of
             Section 162(m) of the Code and the applicable regulations thereunder related to performance-based compensation, that the criteria for payment of Qualifying Awards related to that cycle have been achieved.

SECTION 10.  Change In Control Provisions.

     (a) Impact of Event. Unless the Committee otherwise determines at the time of grant, in the event of a Change in Control, the following acceleration and valuation provisions shall apply notwithstanding any other provision of the Plan:

         (i) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) and any Stock Options (including Qualifying Awards) not previously exercisable and vested shall become fully exercisable and vested and shall remain exercisable for the remainder of their original terms, notwithstanding any subsequent termination of the applicable participant's employment for any reason.

        (ii) The restrictions and deferral limitations applicable to any Stock Awards and Other Stock-Based Awards (including Qualifying Awards), in each case to the extent not already vested under the Plan, shall lapse and such Awards shall be deemed fully vested, notwithstanding any subsequent termination of the applicable participant's employment for any reason.

       (iii) All outstanding Awards (including Qualifying Awards) shall either
             (A) be cashed out by the Company on the basis of the Change in Control Price as of the date such Change in Control is determined to have occurred or (B) be converted into awards based upon publicly traded common stock of the corporation that acquires McGraw-Hill, with which McGraw-Hill merges, or which otherwise results from the Change in Control, with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards. The Committee shall determine, in its sole discretion, which of the foregoing clauses (A) and (B) shall apply; provided, however, that the Committee shall be obligated to make such determination not later than three business days prior to a Change in Control; provided further that if no such determination is made by the Committee in accordance with the preceding clause, then the provisions of Section 10(a)(iii)(A) herein shall apply. In the event that the provisions of Section 10(a)(iii)(B) herein shall apply following a determination by the Committee, then all no-trading policies and other internal corporate approvals required with respect to the exercise or sale of Awards (including Qualifying Awards) and/or the underlying shares of Stock shall be waived.

     (b) Definition of "Change in Control". For purposes of this Plan, the term "Change in Control" shall mean any of the following events:

         (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person" ) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
             (1) the then outstanding shares of Stock (the "Outstanding Common Stock" ) or (2) the combined voting power of the then outstanding voting securities of McGraw-Hill entitled to vote generally in the election of directors (the "Outstanding Voting Securities" ); excluding, however, the following: (1) any acquisition directly from McGraw-Hill, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from McGraw-Hill; (2) any acquisition by McGraw-Hill; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by McGraw-Hill or any entity controlled by McGraw-Hill; or (4) any acquisition pursuant to a transaction which complies with clauses
             (A), (B) and (C) of subsection (iii) of this Section 10(b); or

        (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board" ) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by McGraw-Hill's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

       (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of McGraw-Hill ("Corporate Transaction" ); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns McGraw-Hill or all or substantially all of McGraw-Hill's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no Person (other than McGraw-Hill, any employee benefit plan (or related trust) of McGraw-Hill or such corporation resulting from such

             Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

        (iv) The approval by the shareholders of McGraw-Hill of a complete liquidation or dissolution of McGraw-Hill.

     (c) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the Consolidated Transaction Reporting System, or paid or offered in the transaction or transactions that result in the Change in Control or any other bona fide transaction related to a Change in Control or possible Change in Control of McGraw-Hill at any time during the sixty-day period ending on the date of the Change in Control, as determined by the Committee.


SECTION 11. Amendments and Termination. The Board may amend, alter, discontinue or terminate the Plan, but no amendment, alteration, discontinuation or termination shall be made which would impair the rights of an optionee or participant under an Award theretofore granted, without the optionee's or participant's consent. In addition, the Board shall have the right to amend, modify or remove the provisions of the Plan which are included to permit the Plan to comply with the "performance-based" exception to Section 162(m) of the Code if Section 162(m) of the Code is subsequently amended, deleted or rescinded.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; but, subject to Section 3(d), no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 13.  General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to an Award to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation or equity plans or arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Award (including dividends or dividend equivalents on any non-vested Stock Award or Other Stock-Based Award), the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, FICA, state, or local taxes of any kind required by law to be withheld or paid with respect to such amount. Unless the Committee otherwise determines, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The Plan and all Awards and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

     (f) Any payment under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     (g) The Committee may grant Awards to eligible employees who are foreign nationals, who are located outside the United States, or who are otherwise subject to or cause the Company to be subject to legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 14. Effective Date and Duration of Plan. The Plan shall become effective as of the date of shareholder approval of the Plan in accordance with applicable law and the by-laws of McGraw-Hill (the "Effective Date" ). The Plan shall continue in effect until all available shares have been issued, unless earlier terminated by the Board.

                         The McGraw-Hill Companies, Inc.

   Proxy/Voting Instruction Card Solicited on Behalf of the Board of Directors

The undersigned appoints Scott L. Bennett and Kenneth M. Vittor, and each of them, proxies with full power of substitution, to vote the shares of stock of The McGraw-Hill Companies, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of said Corporation to be held at the principal executive offices of the Corporation, 1221 Avenue of the Americas, New York, N.Y. 10020-1095 on Wednesday, April 24, 2002, at 11 A.M., and any adjournment thereof.

The McGraw-Hill Companies employees. If you are a current or former employee of the Corporation, this card also provides voting instructions for shares held in The Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, The Savings Incentive Plan of Standard & Poor's, The Employee Retirement Account Plan of Standard & Poor's, and The Employees' Investment Plan of McGraw-Hill Broadcasting Company, Inc. If you are a participant in any of these Plans and have shares of Common Stock of the Corporation allocated to your account under these Plans, The Northern Trust Company, the Trustee of each of these Plans (the "Trustee"), is hereby instructed to vote all the shares of Common Stock of The McGraw-Hill Companies, Inc. which are credited to the undersigned's account as of March 12, 2002, at the Annual Meeting of Shareholders to be held on April 24, 2002, and any adjournment thereof, on the items set forth on the reverse hereof and, in the Trustee's discretion, upon such other business as may properly come before the Meeting. Voting rights will be exercised by the Trustee as directed, provided instructions are received by April 19, 2002.

THE MATTERS TO BE VOTED UPON AND THE INSTRUCTIONS ARE SET FORTH ON THE REVERSE SIDE. PLEASE VOTE, SIGN AND RETURN PROMPTLY.

                (continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

                  /\ FOLD AND DETACH HERE IF VOTING BY MAIL /\


View Annual Reports and Proxy Statements Online Instead of Receiving Them by Mail
     |X| Convenient access to the documents via the Internet
     |X| Reduced paper flow
     |X| Reduced printing and mailing costs (for your company)
3 Ways to Consent to View Future Materials Online:
     . By telephone: Press 1 when asked during the voting process.
     . By Internet: Make this election when prompted during the voting process. . By mail: Mark the box on the top half of this proxy/voting card
       (see other side).

View & Vote
    1. View: This is your proxy/voting card. If you give your consent, it means that beginning in March 2003 you will only be mailed a proxy/voting card. To view the Proxy Statement and Annual Report online, follow the instructions on the other side of the card. Costs normally associated with electronic delivery, such as usage and telephone charges, as well as any costs incurred in printing documents, will be the shareholder's responsibility.
    2. Vote: The proxy/voting card includes instructions for the three voting options: telephone, Internet, or mail. You may select any voting method, regardless of how you received your materials.

If you wish to continue receiving the reports through the mail, you do not need to respond. Your reports will continue to be mailed via the U.S. Postal Service.

To resume mail delivery of the Proxy Statement and Annual Report, you may revoke the election at any time by calling Mellon Investor Services at 1-888-201-5538.


                                 [LOGO OF THE MCGRAW-HILL COMPANIES]

                                       1221 Avenue of the Americas
                                       New York NY 10020-1095
                                       www.mcgraw-hill.com


                                                                                                          Please mark your
--------------------------------------------------------------------------------------------------        votes as indicated  [X]
                                                                                                          in this example
                         NO TEXT PRINTING IN THIS AREA

--------------------------------------------------------------------------------------------------

THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). If not otherwise specified, the proxy/voting instruction card will be voted FOR the Election of Directors, FOR Proposals 2 and 3, and AGAINST Proposal 4.

                              THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3:

1.  Election of Directors                       FOR ALL
    Election of the following nominees         NOMINEE(S)        WITHHOLD
    as directors for three-year terms          except as        AUTHORITY
    expiring at the 2005 Annual Meeting:       set forth         FOR ALL
         (01) Sir Winfried Bischoff              below          NOMINEES(S)
         (02) Linda Koch Lorimer                 [  ]              [  ]      2.  Approval of 2002 Stock
         (03) Harold W. McGraw III                                               Incentive Plan.             FOR   AGAINST  ABSTAIN
                                                                                                             [  ]    [  ]     [  ]

INSTRUCTION: To withhold authority to vote for any                           3.  Ratification of the         FOR   AGAINST  ABSTAIN
individual nominee(s), write that nominee(s)'                                    appointment of independent  [  ]    [  ]     [  ]
name below.                                                                      auditors for 2002.
------------------------------------------------------------------------------------------------------------------------------------

                                                     FOR    AGAINST  ABSTAIN      And, in their discretion, in the
THE BOARD RECOMMENDS YOU VOTE AGAINST PROPOSAL 4:    [  ]    [  ]     [  ]        transaction of such other business as
                              -------                                             may properly come before the Meeting.

4.  Shareholder proposal requesting
    shareholder vote on poison pills.

----------------------------------------------------------------------            [  ]  New! Consent to View Future Materials Online
                                                                                        I consent to access future Annual Reports
                                                                                        and Proxy Statements electronically via the
                        NO TEXT PRINT IN THIS                                           Internet instead of receiving them by mail.
                             ADDRESS AREA                                                        ----------------------------------

                                                                                     See other side for additional details.
----------------------------------------------------------------------


Signature(s)_________________________________________________________  Date: ___________________________________________

NOTE: Please sign exactly as your name appears on this card and return the card in the enclosed envelope.
------------------------------------------------------------------------------------------------------------------------------------


                                            /\ FOLD AND DETACH HERE IF VOTING BY MAIL /\

                                        3 Choices: Vote by Telephone*, Internet* or Mail
                                        * Telephone and Internet voting available until 5:00 pm EDT, April 23, 2002

          --------------------------------------------------------------------------------------------------------------------------
                                        VOTE BY TELEPHONE
          -----------------------------------------------------

                                        There is no charge to you for this call. Have your proxy card in hand. You will be asked to
               [GRAPHIC]                enter the 11-digit control number, which is located in the lower right-hand corner of your proxy card.

                                        If you choose to vote as the Board of Directors recommends on ALL proposals, press 1 when asked.

                                        If you choose to vote on each proposal separately, press 0 when asked.
                                        --------------------------------------------------------------------------------------------

           Call toll-free               You will hear these instructions for Proposal 1:      You will hear these instructions for
           1-800-435-6710 on a          . To vote FOR ALL, press 1.                           Proposals 2, 3, and 4:
           touch-tone telephone.        . To WITHHOLD ALL, press 9.                           . To vote FOR, press 1.
                                        . To WITHHOLD FOR AN INDIVIDUAL                       . To vote AGAINST, press 9.
                                          NOMINEE, press 0.                                   . To ABSTAIN, press 0.

          --------------------------------------------------------------------------------------------------------------------------
                                        VOTE ON THE INTERNET
          ------------------------------------------------------

               [GRAPHIC]                At the Web site, enter your 11-digit control number, which is in the lower right-hand corner of your proxy card. The site offers links to online versions of the Proxy Statement and
                                        Annual Report.

           Access the Internet at                     * Telephone and Internet voting are available 24 hours a day, 7 days a week.
           http://www.eproxy.com/mhp                    On April 23, 2002, these systems will close promptly at 5:00 pm EDT, at
           -------------------------                    which point your proxy card will be accepted by fax until 10:00 am EDT,
                                                        April 24, 2002. Please fax to Mellon Investor Services at (201) 329-8967.
                                                        For customer assistance, call (888) 201-5538.

          --------------------------------------------------------------------------------------------------------------------------
                                        VOTE BY MAIL
          ------------------------------------------------------

               [GRAPHIC]
                                             Mark, sign, and date your proxy card and return it
                                             promptly in the enclosed postage-paid envelope. Please
           Mail to                           mail your card so that it is received before the
           Mellon Investor Services          Annual Meeting. The Meeting will be held on April 24, 2002.
           Proxy Processing
           PO Box 3709
           S. Hackensack, NJ 07606-9409      Note: If you vote by telephone or on the Internet,
                                             DO NOT mail back your proxy card.